Exhibit 2

2018 Interim Results For the six months ended 31 March 2018 Presentation and Investor Discussion Westpac Banking Corporation | ABN 33 007 457 141 Pack

Westpac 2018 Interim Results index 3 Image on front 2018 Interim Result Presentation 28 The Westpac Rescue Helicopter Service in action Investor Discussion Pack of 2018 Interim Result 29 Strategy Image on right Overview Performance discipline Service leadership Workforce revolution Digital transformation Sustainable futures 35 38 40 42 43 50 Westpac head office, 275 Kent Street, Sydney Earnings drivers Revenue Expenses Impairment charges 53 54 59 61 62 Credit quality 84 Capital, Funding and Liquidity Divisional results Consumer Bank Business Bank BT Financial Group Westpac Institutional Bank Westpac New Zealand 95 96 99 102 106 109 115 Economics 130 Appendix and Disclaimer 138 Contact us 139 Disclaimer

Brian Hartzer Chief Executive Officer Financial results based on cash earnings unless otherwise stated Refer page 36 for definition. Results principally cover the 1H18, 2H17 and 1H17 periods Comparison of 1H18 versus 2H17 (unless otherwise stated)

Consistency delivers 4 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack •Cash earnings up 5% on 2H17 and 6% on 1H17 •Operating divisions performing well – all increased core earnings •Maintained discipline – prioritised return over growth •Increasing traction on efficiency •Continuing to build long-term franchise value •Well positioned for the changing landscape •Remain positive on the economic outlook

Headline results 5 1 Cash EPS is cash earnings divided by the weighted average ordinary shares. 2 Common equity Tier 1 capital ratio on an APRA Basel III basis. 3 Return on equity is cash earnings divided by average ordinary equity. 4 Cash earnings basis. 5 Cents per share. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Change Change 1H18 1H18 – 2H17 1H18 – 1H17 Reported net profit after tax $4,198m 3% 7% Cash earnings $4,251m 5% 6% Cash EPS1 125.0c 4% 4% Common equity Tier 1 capital ratio2 10.5% (6bps) 53bps Return on equity (ROE)3 14.0% 37bps 1bp Net tangible assets per share $15.00 2% 5% Margin (excl. Treasury & Markets) 4 2.05% 3bps 9bps Expense to income ratio4 41.7% (91bps) (9bps) Impairment charge to average loans 11bps-(4bps) Interim dividend5 (fully franked) 94c - -

Delivering for all stakeholders

6

Customers	**14.0m**	Customers
Employees	**39,574**	Employees
Community	**$164m**	2017 Community contribution[1]
Economy	**$1.9bn**	Income tax in 1H18
Environment	**$8.5bn**	Committed exposure to climate change and environmental solutions

Supporting customers' financial goals[2]

- 126,000 new home loans
- $11bn in new lending to businesses[3]
- Paid $200m in Life insurance claims
- Paid $125m in General insurance claims

Being there when it matters most to customers

- Helped 19,473 customers with financial assistance packages
- 65 relief packages for customers impacted by natural disasters
- Further roll out of dementia-friendly banking
- Westpac SmartPlan launched – online tool to help manage credit card balances

Global banking leader in the Dow Jones Sustainability Index in 2017, the fourth year in a row

Data for 1H18 or at 31 March 2018 unless otherwise stated. 1 FY17 for detail see Westpac Group 2017 Sustainability Performance Report page 84. 2 Australia data only. 3 Excludes institutional lending.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Core earnings up across operating divisions 7 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack impairments Business Bank 3 3 Group 13 13 repeat of customer refunds and payments Institutional Bank 4 1• Higher impairment benefit led to lift in cash earnings (NZ$)(5)3• Impairments moved from a benefit to a small charge 1H18-2H17 (% earnings change) Division Cash Core Comments 1H18 – 2H17 Consumer Bank63• Disciplined growth, improved margins, flat costs, lower • Lending up 2% with growth across SME and commercial • Improved margins; Impairments little changed BT Financial• Private Wealth, higher insurance premiums and non • Partly offset by higher seasonal weather claims Westpac• Relatively flat outcome across key earnings line items • Sound growth across mortgages and business, strong New Zealand deposit growth, margins higher, costs lower contributing to the decline in cash earnings

Balance sheet remains strong 8 10.0 11 50 10 45 8.2 9 35 30 25 5 1 LCR is Liquidity coverage ratio, NSFR is Net stable funding ratio. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Sep-10 Sep-12 Sep-11 Sep-13 Sep-12 Sep-14 Sep-13 Sep-15 Sep-14 Sep-15 Sep-16 Sep-16 Mar-17 Mar-17 Sep-17 Sep-17 Mar-18 Mar-18 Stressed exposures to total committed exposure (%) 3.20 2.48 2.17 1.60 1.24 1.20 1.14 0.99 1.05 1.09 Australian mortgage delinquencies (%) 1.090+ day past due total At Mar 18 0.80.69 0.6 0.40.53 0.2 0.0 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 90+ day past due investor Common equity Tier 1 (ratio % and $bn) 55$bn Ratio (%)10.610.512 9.19.09.59.5 40 8 7 6 20 4 153 44 43 40 39 34 30 28 25 Liquidity ratios1 (%) LCR NSFR Mar-17Sep-17Mar-18 134 125 124 112 109 108

Managing growth and return 9 Enhanced discipline 1H18 outcomes and accountability ROE at the upper end of 13-14% range the Group seeking to achieve 14% is Australian system mortgage growth Additional capital allocated to divisions 0.9x $6bn 1 Margins up from higher deposit and loan spreads Capital released from BTFG 3bps $186m subsidiaries restructure 1 Margins excluding Treasury & Markets. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack A more granular operating structure 1 Group 6 Divisions 27 Business units

Increasing traction on efficiency 10 Sources of productivity ($m) income ratio term structural productivity Consumer Bank to 60 Westpac mortgages go live 1 Oct 14 – Mar 18. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack •Targeting a sub 40% cost to •Making progress on medium gains Halved products for sale in Panorama installed – migration to commence in 2019 Customer service hub – by end of year 1H15 –1H18 1H181 Simplify operating models 389 69 Network efficiency/digitisation 251 30 Infrastructure, contracts and other 254 32 Total 894 131

Building long term franchise value 11 1H16 1H18 Change Strong Balance sheet Customer No. & relationship 442 502 14% Customer deposits ($bn) depth Drive efficiency 116 131 13% Productivity savings ($m) via digital Highly engaged, Reinventure commitment ($m) 50 100 2x innovative culture 1 Digital sales is Consumer Bank only. Sales included if a deposit is completed or an account is activated. 2 Refer to slide 136 for metric definition. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Employee engagement (Index) 69 79 10ppts Women in Leadership2 (%) 46 50 4ppts Expense to income ratio (%) 41.6 41.7 13bps Customers with e-statements (%) 28 45 17ppts Customer numbers (#m) 13.2 14.0 +800k Digital sales1 (% of total sales) 22 29 7ppts CET1 capital ($bn)384416% Impaired assets ($bn)2.491.54(40%) NTA per share ($) 13.74 15.00 9%

Positioning for changing landscape

12

Upgrading infrastructure

- Customer service hub
- Big data platform
- Panorama
- Hybrid cloud
- API platform
- Cyber and other upgrades

Harnessing data

- Reinventure
- AI, robotic process automation
- Open data & CCR[1]
- New payments channels
- Customer insights

Innovating for customers

- Presto Smart[2]
- BT Super Invest[2]
- Institutional loan portal
- Customer insight reporting

Culture & Compliance

- Remuneration & "Motivate"
- BEAR – enhanced accountability
- Training & accreditation
- New banking code of practice
- Get it right – Put it right initiative
- Product reviews
- Flexible & agile working

1 Comprehensive credit reporting. 2 Presto Smart is a new system for linking merchant terminal with point of sale systems. BT Super Invest a new flexible superannuation product that gives customers choice in how their funds are invested.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Peter King Chief Financial Officer Financial results based on cash earnings unless otherwise stated Refer page 36 for definition. Results principally cover the 1H18, 2H17 and 1H17 periods Comparison of 1H18 versus 2H17 (unless otherwise stated)

Results at a glance 14 Infrequent/volatile items ($m after tax) 2H16 1H17 2H17 1H18 Asset sales (4) 4 - (7) Performance fees/ fund manager revaluations 22 - (3) - Group CVA1 3 15 20 (1) Provision for customer refunds/payments - - (118) - Total cash earnings impact 21 19 (101) (8) 1 CVA is credit valuation adjustment. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 2H17 Customer refunds/ payments (non repeat) Bank Levy All other income Expenses Impairment charges Tax & non-controlling interests 1H18 Bank Levy - (pre tax)--(95)(186) - (post tax)--(66)(130) Cash earnings movements ($m) Revenue up 3% 278(50)(33)(67) 169(91)4,251 4,045 Up 5%

Australian mortgage growth 2% 15 and mix (%) Mortgage portfolio ($bn) 1H17 2H17 1H18 New lending 37.0 40.4 38.4 Run-off (27.3) (27.2) (28.3) Net flows 9.7 13.2 10.1 Mortgage offset accounts (balance growth hoh) 4% 4% 3% 1 I/O is interest only mortgage lending. P&I is principal and interest mortgage lending. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Australian mortgage portfolio growth ($bn) 3% 2% 414 427 437 Portfolio $bn Mix of portfolio (%) Line of credit P&I¹ I/O¹ 1H17 2H17 1H18 5 5 4 56 45 49 50 46 40 Switching from I/O to P&I ($m) Reached end of I/O period Customer initiated 3Q17 4Q17 1Q18 2Q18 7,913 4,717 4,045 4,261 3,911 3,447 3,623 3,004

Margins ex Treasury & Markets up 3bps 16 1bp (2bps) 1bp 1bp 2bps 0bp 2.3 1 Benchmark is based on market rates with terms consistent with the duration of the term deposits. 2 Source: Bloomberg. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Apr-18 Term deposit portfolio costs over benchmark1 (%) 1.5 1.0 0.5 0.0 3 month interest rates2 (%) 2.5 2.1 1.9 1.7 1.5 1.3 1.1 USD LIBOR BBSW Net interest margin movement (% and bps) 4bps 2.17 1H17 2H17 Loans Customer Term w'sale Bank Levy Capital & Liquidity Treasury & Markets 1H18 deposits funding other 2.072.10 0.12 0.08 Treasury & Markets impact on NIM NIM excl. Treasury & Markets Up 3bps 0.11 2.05 2.02 1.96

17

Non-interest income

Non-interest income ($m)

1H18 - 2H17 drivers

Up:
- Non-repeat of customer refunds/payments
- Non-repeat of customer refunds/ payments and fund revaluations
- Markets income and NZ hedge impact

Down:
- Lower ATM, transaction and cards interchange fees
- Higher general insurance claims, lower performance fees
- Credit Valuation Adjustment


1,426
1,329
1,348
Up 1%
1H17
2H17
1H18
Fees & Commission
886
924
929
Up 1%
1H17
2H17
1H18
Wealth and Insurance
756
531
573
Up 8%
1H17
2H17
1H18
Trading and Other
3,068
2,784
2,850
Up 2%
1H17
2H17
1H18
Total

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Expenses well managed 18 Divisional expense growth 1H18 – 2H17 $m % Consumer Bank 3 flat Business Bank 9 1% BT Financial Group (9) (1%) Westpac Institutional Bank (5) (1%) New Zealand (in NZ$) (7) (1%) Group Businesses (includes Royal Commission costs) 65 large Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 2H17 Ongoing expenses Productivity Regulatory/ compliance Royal Commission Investment 1H18 Movement in expenses ($m) 125(131) 224,654 34 4,604– Up 1%

Asset quality sound 19 2.0 downgraded to 0.0 1 TCE is total committed exposure. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Mar-17 Sep-17 Mar-18 Agriculture, forestry & fishing Wholesale & retail trade Property Transport & storage Services Manufacturing Construction Property services & business services Accommodation, cafes & restaurants Other Mining Stressed assets as a % of TCE1 Watchlist & substandard 3.2090+ day past due and not impaired 1.051.09 2.07 Impaired 2.48 1.45 2.17 1.24 1.60 0.85 1.241.201.14 0.71 0.99 0.65 0.46 0.59 0.57 0.56 0.41 0.54 0.35 0.31 0.67 0.62 0.58 0.26 0.33 0.35 0.37 0.34 0.25 0.44 0.27 0.22 0.20 0.20 0.15 0.15 Corporate/business stressed exposure by sector ($bn) 1.8 1.6 1.4 1.2 1.0 0.8 0.6 0.4 0.2 Mar-17Sep-17Mar-18 2 large names moved to watchlist 3 large names stressed risk grades

Australian mortgages performing well 20 3.0 30+ day past due total 1 Including offset balances, excludes RAMS in 1H17 and 2H17. 2 Based on current loan application to gross income. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Pre-2006 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Property in possession (number) 253 Mar-16Sep-16Mar-17Sep-17Mar-18 437 398 382 262 Australian mortgage portfolio (year of origination) (% of total book)1718 223 Calendar year 5 2015 saw further tightening 14 of lending standards 10 7 54445 Australian mortgage portfolio delinquencies (%) 90+ day past due total 90+ day past due investor 2.0 1.0 0.0 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Introduced new hardship treatment Australian mortgage portfolio characteristics 30+ day delinquencies 144bps 90+ day delinquencies 69bps Customers ahead of repayments 1 68% Loan to income 2 >6 times 8% Dynamic LVR (weighted average)52%

21

Substantial equity backs pre 2015 originations

Australian mortgage lending[1] by origination date and dynamic LVR[2] (%)


% of total portfolio
(Movement Sept 17 to Mar 18)
21
(down 5ppts)
26
(down 7ppts)
53
(up 12ppts)
Dynamic LVR bands (%)
>80
60-80
<=60
5
14
81
7
21
72
11
45
44
Newer loans written with tighter standards and higher interest rate buffers
Older loans benefit from lower interest rates and increases in property prices
<2011
2011-2014
2015+

	<2011	2011-2014	2015+
Westpac interest rate floor (%)	6.80 (or buffer of 1.80%)	6.80 (or buffer of 1.80%)	7.25 (or buffer of 2.25%)
Average house price changes[3]	At least 39%	21% - 39%	0 – 21%

1 Analysis based on a portfolio of residential mortgages. Some mortgages not included as they were originated on different systems and have some data differences i.e. RAMS, certain business mortgages (including construction) and SMSF loans. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 3 Changes in house prices based on house price indexes (and average not separate valuations) Source: Westpac Economics, CoreLogic. All dwellings Australia - average 8 major capital cities. Prices to March 2018.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Impairment charge low at 11bps 22 Write-backs Write-offs New IAPs in Collective 1 Interest carrying adjustment is reported in net interest income and not in the impairment charge. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1H16 2H16 1H17 2H17 1H18 471 256 364 246 173 1H16 2H16 1H17 2H17 1H18 (174) (173) (228) (228) (167) 1H16 2H16 1H17 2H17 1H18 418 484 443 525 430 1H16 2H16 1H17 2H17 1H18 (48) (110) (86) (183) (43) 1H16 2H16 1H17 2H17 1H18 667 457 493 360 393 Individually assessed provisions ($m)Collectively assessed provisions ($m)Total ($m) Other movement & recoveriesdirectprovisions Interest carrying adjustment ($m)1 9796959389

Unquestionably strong capital 23 1 October 2018 buffer to absorb a rise standardised approach, $7.5bn RWA (20bps) 1 Convertible preference shares. 2 Probability of default. 3 Collectively assessed provisions. 4 Individually assessed provisions. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 2H18 developments • $566m in additional capital (14 bps) from conversion of CPS1 to 19.2m ordinary shares (April 18) • Estimated impact of model changes Operational risk – model overlay approximates Updates to mortgage PD2 models, approx $4bn RWA (10 bps) Accounting provisions and capital ($m) 1,531 Applying AASB 9 from Significant $1.5bn CAP3 in provisions at implementation Accounting Capital impact from provision regulatory expected loss 3,165 4,696 • • IAP4 2,694 471 CET1 capital ratio (% and bps) 16.13 9.9710.56(2)(1)10.50 Organic +19bpsOther -25bps Mar-17Sep-17 Cash earnings Final dividend Ordinary Other RegulatoryFX translation Defined Mar-18 Mar-18 APRAAPRA (net of DRP) RWA movements modelling impact benefit impact APRA Int. Comp. growth changes (22) 102(70)(8)(5)

Payout ratio down to 75.3% 24 51 49 1 In 1H18. 2 1H18 assumes DRP participation rate of 10%. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Dividend payout ratio (%) Payout ratio (cash earnings basis) Effective payout ratio (after DRP shares issued) 747477748080797975 746564727271682 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 Dividends per ordinary share (cents) 94 94 94 94 94 94 93 92 90 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 Dividend considerations • Sustainability of the payout ratio over the medium term • CET1 capital ratio = unquestionably strong benchmark • Surplus franking credits • Bank Levy equivalent to 4 cents per share1

Considerations for 2H18 25 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack •Remaining disciplined on growth/return •Expect system lending growth to further moderate •Margins: further mortgage switching and higher funding costs •Hastings exit: small cash earnings impact, will lift revenue and expenses •Targeting similar productivity savings as 1H18. Excluding Hastings impact, expected cost growth for FY18 to be in the range of 2-3% •Capital: $566m of CPS converted to equity, RWA model changes in 4Q18 •Asset quality expected to remain in good shape

Brian Chief Hartzer Executive Officer Westpac Banking Corporation | ABN 33 007 457 141

Positive outlook 27 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack •Global growth trending higher despite some uncertainties •Australia/NZ continue to generate low risk growth Economic fundamentals sound Opportunity for upside from investment Orderly slow-down in housing likely to continue Credit growth expected to moderate •Scrutiny on sector likely to continue •Westpac remains well positioned with good momentum on strategy

Investor Discussion Pack Financial results based on cash earnings unless otherwise stated Refer page 36 for definition. Results principally cover the 1H18, 2H17 and 1H17 periods Comparison of 1H18 versus 2H17 (unless otherwise stated)

Strategy

Westpac Group at a glance: Australia's First Bank

WBC listed on ASX & NZX | WBK LISTED NYSE | Strategy | 30

- In its 201st year, Australia's first bank and first company, opened 1817
- Australia's 2nd largest bank and 21st largest bank in the world; ranked by market capitalisation[1]
- Well positioned across key markets with a service-led strategy focused on customers
- Supporting consumers and businesses in Australia and New Zealand and customers with ties to these markets
- Unique portfolio of brands providing a full range of financial services including consumer, business and institutional banking, and wealth administration
- One of the most efficient banks globally[2]
- Consistent earnings profile over time
- Capital ratios are in the top quartile globally, with sound asset quality
- Credit ratings[3] AA- / Aa3 / AA-
- Leader in sustainability[4]

Consumer Bank	Business Bank	BT Financial Group	Institutional Bank	Westpac New Zealand
Westpac	Westpac	BT		Westpac
St.George	St.George	Advance	Westpac Pacific	
BankSA	BankSA	BT Select		
Bank of Melbourne	Bank of Melbourne	Licensee Select		
RAMS		Securitor		

Key statistics at 31 March 2018	
Customers	14.0m
Australian household deposit market share[5]	23%
Australian mortgage market share[6]	23%
Australian business credit market share[6]	19%
New Zealand deposit market share[7]	19%
New Zealand consumer lending market share[7]	19%
Australian wealth platforms market share[8]	18%

Key financial data for First Half 2018	
Reported net profit after tax	$4,198m
Cash earnings	$4,251m
Expense to income ratio[9]	41.7%
Common equity Tier 1 capital ratio (APRA basis)	10.5%
Return on equity[9]	14.0%
Total assets	$872bn
Market capitalisation[10]	$97bn

1 31 Mar 18 Source: S&P Capital IQ, based in US$. 2 Credit Suisse analysis of expense to income ratio of world's largest banks Apr 18. 3 S&P Global Ratings, Moody's Investors Service and Fitch Ratings respectively. S&P Global Ratings has Westpac on a negative outlook, Moody's Investor Services and Fitch Ratings have Westpac on a stable outlook. 4. Most sustainable bank globally in the 2017 Dow Jones Sustainability Index . 5 APRA Banking Statistics, Mar 18 6 RBA Financial Aggregates, Mar 18. 7 RBNZ, Mar 18. 8 Strategic Insights Dec 17, All Master Funds Admin. 9 Cash earnings basis. 10 Based on share price at 29 Mar 18 of $28.62.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Progress on our strategic agenda Strategy 31 Our Vision: To be one of the world’s great service companies, helping our customers, communities and people to prosper and grow Strategic Priorities Service Leadership Performance Discipline Digital Transformation Targeted Growth Workforce Revolution Employee engagement in top quartile of high performing norms, women in leadership1 50% Cost growth 2-3% per annum and expense to income ratio below 40% Seeking to achieve 13-14% ROE (medium-term) Grow customer base and deepen relationships Stronger growth in wealth and SME Measures Women in Customer numbers Leadership 50% Expenses up 1% Expense to income Funds flat SME lending up 2% up 1.2m since October 2014 Progress 1H18-2H17 ROE 14.0% Up 37bps Employee engagement Customers with ratio 41.7% 79% a wealth product 1 Refer page 136 for metric definition. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Strategy | 32

What sets Westpac apart

Strong strategic position – consistent strategy

- No. 1 or 2 position across key markets – all divisions well placed
- Unique portfolio of brands, reaching more customers
- Strong strategic position in wealth with a comparative advantage in platforms
- No material non-core businesses
- Highly experienced executive team

Sustainability leadership

- Australia's first bank and first company, opened 1817
- First Australian bank to:
  - Sign Equator Principles 2003
  - Commit to 2 degree economy 2014
  - Public support of TCFD recommendations 2017
  - Foundation member of UNEP FI 's Principles for responsible banking 2018
- Global banking leader in Dow Jones Sustainability Index since 2002, sector leader 10 times, including 2017

Conservative balance sheet

- Strong asset quality with lowest impaired assets of peers
- Provision cover at upper end of peers
- Balance sheet weighted to mortgages
- Capital ratios at top end of banks globally
- Write-off capitalised software one third faster than the peer average
- Only Australian Bank SEC registered – Sarbanes Oxley certification

Impaired assets to gross loans[1] (%)


0.35
0.45
0.28
0.22
Peer 1
Peer 2
Peer 3
WBC

Capitalised software average amortisation period[1] (years)


3.3
4.8
6.5
3.2
Peer 1
Peer 2
Peer 3
WBC

Effective tax rate[1] (%)


29.8
30.0
29.4
30.3
Peer 1
Peer 2
Peer 3
WBC

1 Peer 1 and 2 are on continuing operations basis, Peer 3 excludes restructuring expenses. Peers based on 1H18 results.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Consistent performer over the long term Strategy 33 117.3 114.5 113.3 7.6 8.9 8.5 8.4 8.2 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Ordinary dividend yield (%) Ordinary yield Including franking 9.08.89.19.4 7.57.7 6.4 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 6.3 6.2 6.0 6.6 6.8 6.3 5.4 5.9 5.2 5.7 4.7 Cash earnings ($bn) 8.1 7.87.8 FY09 FY10 FY11 FY12 FY13 FY14 FY15 FY16 FY17 1H18 4.3 7.1 6.6 6.3 5.9 4.7 Cash earnings per share (cents) 121.3 124.1 120.7 127.5 118.2119.8 119.9 125.0 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18

Rebuilding trust

Strategy | 34

Completed ABA[1] six point plan

1. **Reviewing product sales and commissions**
   - Sales incentives removed for tellers
   - Removed product sales targets for personal bankers
2. **Making it easier for customers when things go wrong**
   - Customer advocate appointed (Nov 16)
   - Prioritising long-dated complaints
   - Updated customer remediation policy and governance
3. **Reaffirming support for whistleblowers**
   - Revised whistleblowing policy (Mar 17)
4. **Removing individuals from the industry for poor conduct**
   - Implemented Conduct Background Checking Protocol
5. **Strengthen commitment to customers in the Banking Code of Practice**
   - Revised Banking Code of Practice submitted to ASIC for approval in Dec 17
   - Committed to implementing within 12 months of approval
6. **Supporting ASIC as a strong regulator**
   - New funding model in place

Get it Right. Put it Right

- Dedicated initiative to identify where we may not have got it right and where problems are identified we are committed to fixing them
- Empowering employees to fix issues directly
- Progressing a number of programs to improve products, policies, procedures and practices for customers
- Reviewed 320 products, changed over 150 products
  - Simplified and lowered transaction fees for 1.3m personal transaction accounts
  - Introduced simplified mortgage package product
  - Expanded the BT Approved Product List to provide wider choice
  - New, shorter, plain-English loan documents and strengthened protections under small business contracts to make them more favourable for customers
  - Reduced FX fees for online payments
- Provision of $169m for customer refunds and payments in 2H17 where prior practices were not in line with current community standards

Delivering for customers

- Helping customers manage their finances
  - Ability to reduce credit card limit online
  - Enabling alerts via SMS or email 5 days before monthly credit card repayment is due
  - Ability to restrict debit transactions on credit cards
  - Introduced Westpac SmartPlan, a structured repayment plan, enabling customers to break down large items on their credit card into regular monthly instalments
  - Westpac Lite a "no frills" credit card
- Helping customers develop savings habits
  - New accounts - Westpac Bump & Westpac Life to improve savings habits
- Helping customers in times of need
  - 19,473 customers supported with financial assistance packages
  - Dementia-Friendly Banking program in partnership with Alzheimer's Australia
  - Fraud guarantee; monitor fraud and fix it when retail customers lose money through no fault of their own (Mar 18)
  - Committed $1m to establishment of a Debt Repayment Service to assist customers with multiple creditors

1 Australian Banking Association.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Overview

Cash earnings and reported net profit reconciliation

Results | 36

Cash earnings[1] policy

- Westpac Group uses a measure of performance referred to as cash earnings to assess financial performance at both a Group and divisional level
- This measure has been used in the Australian banking market for over 15 years and management believes it is the most effective way to assess performance for the current period against prior periods and to compare performance across divisions and across peer companies
- To calculate cash earnings, reported net profit is adjusted for:
  - Material items that key decision makers at Westpac Group believe do not reflect ongoing operations
  - Items that are not considered when dividends are recommended, such as the amortisation of intangibles, impact of treasury shares and economic hedging impacts
  - Accounting reclassifications between individual line items that do not impact reported results

Reported net profit and cash earnings ($bn)


Reported profit
Cash earnings
3.6
3.8
4.4
4.0
3.7
3.9
3.7
3.9
3.9
4.0
4.1
4.0
4.2
4.3
1H15
2H15
1H16
2H16
1H17
2H17
1H18

	1H18 ($m)	% chg 1H18-2H17	% chg 1H18-1H17
Cash earnings	4,251	5%	6%
Cash EPS (cents)	125.0	4%	4%
Reported net profit	4,198	3%	7%

Reported net profit and cash earnings adjustments ($m)

	2H17	1H18
Reported net profit	4,083	**4,198**
Amortisation of intangible assets	64	17
Fair value (gain)/ loss on economic hedges	62	37
Ineffective hedges	20	9
Partial sale of BTIM	(171)	-
Treasury shares	(13)	(10)
Cash earnings	4,045	**4,251**

1 Cash earnings is not a measure of cash flow or net profit determined on a cash accounting basis, as it includes non-cash items reflected in net profit determined in accordance with AAS (Australian Accounting Standards). The specific adjustments outlined include both cash and non-cash items. Cash earnings is reported net profit adjusted for material items to ensure they appropriately reflect profits available to ordinary shareholders. All adjustments shown are after tax. For further details refer to page 131.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

1H18 financial snapshot

Results | 37

	1H18	Change 1H18 – 2H17	Change 1H18 – 1H17
Earnings[1]			
Earnings per share (cents)	**125.0**	4%	4%
Core earnings ($m)	**6,497**	5%	4%
Cash earnings ($m)	**4,251**	5%	6%
Return on equity (%)	**14.0**	37bps	1bp
Dividend (cents per share)	**94**	-	-
Expense to income ratio (%)	**41.7**	(91bps)	(9bps)
Net interest margin (%)	**2.17**	7bps	10bps
Credit quality			
Impairment charges to average gross loans (bps)	**11**	-	(4bps)
Impaired assets to gross loans (bps)	**22**	-	(8bps)
Impaired provisions to impaired assets (%)	**45.5**	(76bps)	(653bps)

	1H18	Change 1H18 – 2H17	Change 1H18 – 1H17
Balance sheet			
Total assets ($bn)	**871.9**	2%	4%
Common equity Tier 1 (CET1) capital ratio (APRA basis) (%)	**10.50**	(6bps)	53bps
CET1 capital ratio (Internationally comparable) (%)	**16.13**	(7bps)	79bps
CET1 capital ($bn)	**43.6**	2%	8%
Risk weighted assets ($bn)	**415.7**	3%	3%
Loans ($bn)	**701.4**	2%	5%
Customer deposits ($bn)	**502.1**	3%	5%
Net tangible assets per share ($)	**15.00**	2%	5%
Funding and liquidity			
Customer deposit to loan ratio (%)	**71.6**	52bps	(19bps)
Net stable funding ratio (%)	**112**	3ppts	4ppts
Liquidity coverage ratio (%)	**134**	10ppts	9ppts
Total liquid assets[2] ($bn)	**147.6**	7%	7%

1 All measures on a cash earnings basis. 2 Total liquid assets represent cash, interbank deposits and assets eligible for existing repurchase agreements with a central bank.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Performance discipline | 38

Cash earnings up 6% over the year and 5% on prior half

	1H18 ($m)	% chg 1H18-2H17	% chg 1H18 - 1H17
Net interest income	8,301	4	8
Non-interest income	2,850	2	(7)
Expenses	(4,654)	1	3
Core earnings	6,497	5	4
Impairment charges	(393)	9	(20)
Tax and non-controlling interests	(1,853)	4	6
Cash earnings	**4,251**	**5**	**6**
Reported net profit	***4,198***	***3***	***7***

1 Average interest-earning assets.

Cash earnings features of 1H18 – 2H17 ($m)


AIEA[1] up 1%, margins up 7bps
Higher investment and regulatory and compliance costs including costs associated with the Royal Commission
4,045
290
66
(50)
(33)
(67)
4,251
Non-repeat of customer refunds and payments in 2H17, offset by lower fees from removing certain ATM and transaction fees, lower credit card fees and higher insurance claims
Lower write-backs
Up 5%
2H17
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H18

Cash earnings features of 1H18 – 1H17 ($m)


AIEA up 3%, margins up 10bps
Higher investment and regulatory and compliance costs including costs associated with the Royal Commission
4,017
608
(218)
(153)
100
(103)
4,251
Lower financial markets income after a strong 1H17, lower fees from removing certain ATM and transaction fees, partly offset by higher insurance income
Lower individually assessed provisions partly offset by lower write-backs
Up 6%
1H17
Net interest income
Non-interest income
Expenses
Impairment charges
Tax & NCI
1H18

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

All divisions contributing to core earnings growth Performance discipline 39 1H18 ($m) CB BB BTFG WIB NZ2 Other3 Group Operating income 4,417 2,610 1,183 1,424 1,067 450 11,151 Expenses (1,730) (930) (601) (675) (429) (289) (4,654) Core earnings 2,687 1,680 582 749 638 161 6,497 Impairment (charges)/benefits (233) (137) (3) 17 (24) (13) (393) Tax & non-controlling interests (737) (463) (175) (215) (173) (90) (1,853) Cash earnings 1,717 1,080 404 551 441 58 4,251 % of Group cash earnings 40 26 10 13 10 1 1 Refer to division definitions, page 134. 2 In A$. 3 Other is Group Businesses (including Treasury). Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1H18 divisional1 core earnings movements ($m) 4268871086,497 2H17 CB BB BTFG WIB NZ2 Other 31H18 6,19173 Up 5% 1H18 divisional1 cash earnings movements ($m) 4721(40)504,251 4,0459335 2H17 CB BB BTFG WIB NZ2 Other 31H18 Up 5%

More customers, deeper relationships and strengthening of the balance sheet

Service leadership | 40

Grow customers

Customer numbers (#m)



Australian banking[1]
New Zealand
Other[2]
13.1
13.2
13.7
14.0
Mar-15
Mar-16
Mar-17
Mar-18

Increase in customer numbers (#'000's)



216
171
19
193
216
243
130
1H15
2H15
1H16
2H16
1H17
2H17
1H18

Deepen relationships

Transaction account balances ($bn)



Australian retail[3]
New Zealand[4]
Other[2]
112.0
122.1
134.3
143.5
Mar-15
Mar-16
Mar-17
Mar-18

Australian customers with a wealth product[5] (%)



Peers
St.George
Westpac
21.0
18.6
18.2
13.8
11.3
Mar-16
Mar-17
Mar-18

Strengthened balance sheet

CET capital ratio (%) and capital ($bn)



7.7
8.7
8.8
8.8
10.5
10.0
10.5
24
27
28
30
38
40
44
Mar-12
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17
Mar-18

Funding composition by residual maturity (%)



16
20
4
10
5
1
44
6
8
4
11
1
8
62
5
8
4
12
1
8
62
Wholesale Onshore <1yr
Wholesale Offshore <1yr
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity
Customer deposits
Sep-08
Sep-17
Mar-18

1 Australian banking refers to Consumer Bank and Business Bank. 2 Other includes BTFG and WIB. 3 Australian retail refers to Consumer Bank, Business Bank and Private Wealth. 4 In A$. 5 Refer to page 137 for details of metric provider.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Building long term franchise value – customer service Service leadership 41 Consumer and Business (mean) New Zealand (%) with the timing of crediting 6.9 75% Mar-16 Mar-17 Mar-18 1 Refer page 137 for metric definition and details of provider. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack New Zealand Business Consumer Customer complaints (#)Customer satisfaction1 Australian retail (CB, BB and BT)Higher mostly from issues Westpac St. George brands Peers 7.7 7.6 7.6 7.5 7.4 Mar-16 Mar-17 Mar-18 Westpac St. George brands Peers 1H15 2H15 1H16 2H16 1H17 2H17 1H18 7.7 7.3 7.2 New Zealand retail 7.2 Mar-16 Mar-17 Mar-18 Westpac Peers 78% 74% %69% 1H15 2H15 1H16 2H16 1H17 2H17 1H18 Down 39 Dow n 26% reward bonus points on new credit cards Down 39% 12% Up

Workforce revolution delivering

Workforce revolution | 42

Service leadership and culture

- All teller incentives now based 100% on customer advocacy
- Consumer Bank performance frameworks and scorecards for FY18 now 50% customer measures / 50% financial metrics for Personal Bankers
- Elevated 'Integrity' to our first value
- Rolled out new values training to all employees

Learning and development

- Over 1,400 leaders have participated in leadership development programs since October 2016, with a further 1,200 enrolled in 2018. Two of the key programs designed in partnership with the AGSM
- LearningBank, our online learning platform, had over 50,000 learning modules accessed by employees in 1H18
- New 'behaviours-first' approach to performance management "Motivate" covers all employees

Simplification

- Digitised HR policies with embedded AI. Has improved search functionality for employees and driven a 21% reduction in policy questions to our HR service centre
- New digital process for new employees
- Further automation of reporting for people leaders

Women in Leadership positions[1] (%)


43
44
46
49
50
Mar-14
Mar-15
Mar-16
Mar-17
Mar-18

Employee engagement[2] (%)


Westpac
Global high performing norm
77
69
79
Sep-16
Sep-17

LTIFR[3] (rolling 12 months) (#)


1.80
1.40
0.90
0.80
0.69
0.30
Mar-13
Mar-14
Mar-15
Mar-16
Mar-17
Mar-18

1 Spot number at 31 March for each period. 2 Global high performing norm reflects the benchmark score for high performance organisations in the IBM engagement database. 3 Lost time injury frequency rate.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Actively positioning for digital opportunities1 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1 Logos are of the respective companies. 2 For further details on these investments see page 44. 43 Digital transformation Westpac is actively responding to digital threats and opportunities. We encourage digital innovation through investing in venture capital, partnerships and direct investments. Westpac can learn directly and gain access to emerging fintech developments. Westpac has committed $100m to Reinventure, a fintech venture capital fund, which invests in a range of fintech businesses. This enables Westpac access to insights and adjacent business opportunities. The model also helps Westpac assess different ways of working to be more innovative and deliver faster 20 investments2 to date covering areas such as: Investment in Assembly (June 2015) Westpac invested in Assembly via Reinventure Partnership with Assembly (June 2017) Westpac partnered with Assembly to develop a new capability for customers Westpac made a direct investment in Assembly Deliver Presto Smart for Westpac customers (April 2018) Launched software built by Assembly that enables a businesses merchant terminal to connect with a range of point-of-sale systems Uno is a disruptor online mortgage broker. Enabling consumers to search, compare and apply for a home loan, from a choice of 20 lenders Surgical Partners helps medical practices improve efficiency by connecting practice management software to cloud based accounting software Offers point-of-sale credit and digital payment services to the retail, health, travel and education sectors. It also owns Pocketbook, a personal financial management app LanternPay is a scalable, cloud based claims and payments platform for use in consumer directed care programs such as the NDIS, aged / home care and Government insurance schemes FUELD is a data accelerator, which aims to bring together businesses with data-based companies to solve real world problems Westpac is actively positioning for digital opportunities, responding to digital disruption and supporting digital innovation through its venture capital funds, partnerships and direct investments. Through this process Westpac is building capability and gaining access to emerging fintech opportunities QuintessenceLabs (Qlabs) creates opportunities with quantum technology that encrypts confidential data Assembly Payments is a payments platform that helps marketplaces, merchants, and their customers transact simply and securely Direct investment/partnering Reinventure Example of how a Reinventure investment delivered a commercial solution for customers •Distributed ledger •Payments •Big data •Social networks •Digital processes •Digital currencies •Peer to peer lending •Data analytics •B2B networks

Reinventure – Investing in new fintech businesses1 1 Logos are of the respective companies. Digital transformation Flare HR provides a comprehensive cloud-based human resources and employee benefits platform to streamline HR processes A business loan marketplace that matches SMEs to the best lender based on their characteristics and needs A natural language AI system for data analysis targeting relatively simple business queries that comprise 70% of an analyst’s work in a large organisation Open Banking API platform that provides connectivity to over 100 financial sources across Australia and NZ BRICKX enables the purchase of residential property, one ‘brick’ at a time SocietyOne is Australia’s leading peer-to-peer (P2P) online lending platform connecting borrowers and investors in a secure, safe, professional online environment A bitcoin wallet and platform where merchants and consumers can transact the digital currency, bitcoin OpenAgent helps home sellers make decisions about who they choose to sell their property Assembly Payments is a full stack payments platform that helps marketplaces, merchants, and their customers transact simply and securely online Connects ordering apps, payment devices, loyalty and reservations platforms to any point of sale A trust framework and secure platform that allows users to exchange data safely and securely Standardises mobile forms into a format you can easily read and fill at the tap of a button A global big data, business intelligence and enterprise data warehousing company Kasada is an enterprise cyber security company that protects businesses from malicious bot attacks CodeLingo enables software development teams to scale the processes they use to improve code quality, such as code reviews and debugging Everproof provides a single platform for verifying and digitising employee certifications, accreditations and qualifications Indebted provides new ways for businesses to collect outstanding debts. Leveraging modern communications, automation and machine learning, the system can be used by businesses of all sizes An app to revolutionise the payment process for customers when dining out or grabbing a coffee on the go New business models, market places and customer experiences New innovative capabilities Data and analytics Westpac is actively responding to digital threats and opportunities. We encourage digital innovation through investing in venture capital, partnerships and direct investments. Westpac can learn directly and gain access to emerging fintech developments. Westpac has committed up to $100m to Reinventure, an independent early stage venture capital fund. The operation allows Westpac to gain access to emerging fintech business models, adjacent business opportunities and entrepreneurial ways to execute at speed Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 44

Customer Service Hub:
Commencing with a new mortgage experience

Digital transformation | 45

Phase 1 Strategy

Reengineering the home ownership process:
Digitising the end-to-end home loan origination experience by 2020

Capabilities to be delivered

Customer access via any channel
Applications available seamlessly across channels

Banker dashboard
Single point for bankers to view customer information and loan status

Customer application tracker
At any time customers have clarity as to the status of their application

Remote digital upload of information
Customers can upload documents digitally

Simplified application assessment / approval for customer and banker
Digitises a number of manual processes

Digitised offer and acceptance
Plain English terms & conditions and online acceptance

Settlement
Digital settlement. Integrated with land titles registry

Every element of the process supports providing a record of verification

Leading to:

Improved customer experience	Increased banker productivity	Lower cost of change	More home ownership needs met at origination	Increased efficiency
50% reduction in customer documents, faster time to conditional approval	25% reduction in banker time spent processing	1.7x to 1.2x reduction in costs. Single platform across multiple brands	10% more of customer's lifestyle and protection needs met	25% reduction in the cost of mortgage origination

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Customers increasingly choosing digital channels Digital transformation 46 4.53 3.84 287 279 1 Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days. 2 Sales refers to digital sales of Consumer core products only. Sales with a completed deposit or activation constitute a quality sale. Prior periods have been restated on the same basis to enable comparability with 1H18. 3 Includes new American Express credit card sales to existing customers. 4 Branch transactions are typically withdrawals, deposits, transfers and payments. 5 Digital transactions are typically payments and transfers. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Branch transactions4 (#m) 29.528.1 22.521.720.8 wn 8% 1H15 2H15 1H16 2H16 1H17 2H17 1H18 25.624.4 Do Dow n 4% Digital transactions5 (#m) 304313 241254262 Up 9% 1H15 2H15 1H16 2H16 1H17 2H17 1H18 Up 3% Digitally active customers1 (#m) 4.69 4.33 3.964.05 Up 8% Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 4.18 Up 4% Quality digital sales (#000) and % of sales via digital2,3 Sales % of sales via digital 29 25 24 380 287 312 Up 22% Up 32% 1H17 2H17 1H18

Customers shifting to digital and self-serve channels Digital transformation 47 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Lost and stolen card notification – Westpac brand (%) Digital Branch & Contact Centres 2H14 1H15 1H16 1H17 1H18 98 2 93 85 78 75 25 22 15 7 Card activation – Westpac brand (%) Digital Branch & Contact Centres 2H14 1H15 1H16 1H17 1H18 70 69 58 50 47 53 50 42 30 31 Proof of balance – Westpac brand (%) Digital Branch & Contact Centres 2H16 1H17 1H18 62 54 47 53 46 38 Accounts with e-statements (%) E-statements Paper 1H16 1H17 1H18 72 64 55 45 36 28

New digital services launched over the last 6 months Digital transformation 48 Electronic correspondence Automatic e-statement registrations Automatic online registrations Application status and next steps New ways of connecting via Alexa1 Through the creation of a digital inbox, customers can choose to receive certain correspondence electronically Credit cards are one of the biggest product groups with paper statements. The creation of automatic e-statement registration for credit cards and personal loans has been introduced Many credit card customers are digitally inactive. New and existing credit card and personal loan customers are now automatically registered for internet and mobile banking Customers can monitor the status and next steps of their application for unsecured finance products Customers can query their account balance, recent spending history and reward points status by talking to Amazon’s virtual assistant, Alexa 1 Alexa is a virtual assistant developed by Amazon. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Helping customers with cybersecurity

Digital transformation | 49

Awareness


Sign in to Mobile Banking
Help has your back.
Get your money back after fraud.
Find out more

Enhancing security awareness for customers by providing information on:

- How we protect you
- How to protect yourself
- Being aware of fraud and common scams

Prevention


Face ID
successfully setup
Continue

Using a variety of security features to protect customers:

- **Biometric login**: Face ID or fingerprint to logon to banking
- **Card lock and unlock:** Enabling customers to lock and unlock their card if lost or stolen
- **Travel notifications**: Encouraging customers to notify us of their travel plans to prevent unauthorised overseas transactions
- **Malware indicator**: Inspecting online banking activities to identify if malicious software is present on a customer's device

Detection and remediation

Identifying fraudulent/ suspicious behaviour quickly by implementing security solutions such as:

- **Real-time monitoring tools and Proactive Risk Manager:** Monitoring transactions real-time & identifying suspicious transactions in milliseconds so they can be held, declined or an alert raised for investigation. Customers are then notified and prompted for additional validation
- **Device ID:** Inspecting transaction devices to determine whether the customer is using a known device. Real time monitoring tools provide further validation if required
- **Remediation:** Westpac will repay any missing funds as a result of internet fraud[1]

1 Subject to Terms and Conditions.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Sustainable futures | 50

Continued sustainability leadership

United Nations Sustainable Development Goals alignment	Westpac's sustainability priority areas	First Half 2018 performance outcomes
4, 8, 10, 17	Helping people make better financial decisions	• Financial literacy programs through Davidson Institute and Managing Your Money • Improving financial literacy in target segments with specific programs: – Youth supported through Year 13 partnerships and Mathspace – Young adults and women through The Cusp and Ruby Connection – Older Australians through Starts at 60
8, 10, 17	Helping people by being there when it matters most to them	• Over 19,000 customers received hardship assistance via Westpac Group Assist • 1st Australian bank accredited as dementia friendly[1] • Continued to roll out dementia-friendly banking across brands
4, 8, 9, 10, 11, 12, 13, 17	Helping people create a prosperous nation	• 134 microenterprises have been provided finance, including 39 Indigenous businesses, through our Many Rivers partnership, helping to create 1,681 jobs • At 31 March 2018, 25 start-ups supported, including 20 through Reinventure • Total committed exposure of $8.5bn to climate change solutions and environmental services at 31 March 2018
5, 8, 10	A culture of doing the right thing	• Maintained Indigenous employment parity • Launched a neurodiversity internship program to support people on the Autism spectrum build a career in the Group • Launched the Inclusion and Diversity strategy for 2018 to 2020
7, 10, 12, 13	The fundamentals – sustainability policies, action plans and frameworks	• Maintained carbon neutral status • $2.6m sourced from diverse suppliers, including $1.7m from Indigenous suppliers • Refer Appendix 2 page 132 for details of sustainability awards, indexes, recognition, key commitments and partnerships

Further information on Westpac's Sustainability and progress on our strategic priorities is available at www.westpac.com.au/sustainability

1 Alzheimer's Australia September 2017, acknowledged St.George Bank as Australia's first dementia friendly bank.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Climate-related metrics Sustainable futures 51 (% of TCE)1 220 203 10.6 0.86 Renewable energy transport 5.5 5.3 5.3 3.8 3.5 1 Exposures in WIB only. 2 Australia only. NEM benchmark is sourced from Australian Energy Market Operator. 3 Data reported annually. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Emissions intensity (tCO2-e/MWh)2,3 Westpac electricity generation portfolio National electricity market (NEM) benchmark 0.910.90 FY15FY16FY17 0.38 0.38 0.36 Climate change solutions exposure (% of TCE) TCE at 31 March 2018 $8.5bn 3.8 3.8 Green buildings 6.6 12.441.7 Low carbon Adaptation infrastructure 31.7 Forestry Other Mining exposure ($bn) Sep-15 Sep-16 Sep-17 Mar-18 14.5 11.3 9.7 9.3 6.46.8 5.0 1.4 0.9 0.6 0.4 Total Non-fossil fuel Oil and gas Coal - thermal & metallurgical Electricity generation exposure TCE at 31 March 2018 $3.5bn 1.8 0.9 Renewable energy Gas 14.9 Black coal Brown coal 71.8 Liquid fuel Climate change solutions exposure ($bn) 8.5 7.0 6.1 6.2 Sep-15 Sep-16 Sep-17 Mar-18 Total scope 1, 2 and 3 emissions (tCO2e, 000s)3 244 FY15 FY16 FY17

Delivering sustainable value for all stakeholders[1]

Sustainable futures | 52

Customers

14.0m
Customers

Provided
126,000
New home loans in Australia

Provided
$11bn
New business lending in Australia (excludes Institutional)

19,473
Customers supported through Westpac Group Assist

Employees

39,574
Employees

50%
Target reached for Women in Leadership positions

74%
Employees with flexible working arrangements[2]

$2.4bn
Paid to employees

Community

40+ years
Sponsorship of Westpac Rescue Helicopter Service

$1.3bn
Committed exposure to social and affordable housing sector

200
200 education scholarships[3], 200 community grants[4] and 200 Businesses of Tomorrow in our 200th year

Suppliers

$2.4bn
Spent with suppliers in Australia

$1.7m
Spent with Indigenous Australian suppliers

Investors

14.0%
Cash return on equity

$3.2bn
In dividends to shareholders

630K
shareholders and more via super funds

$1.25
Cash earnings per ordinary share (cents)

Economy

$1.9bn
Income tax 1H18

30.3%
Effective tax rate

2nd
Largest tax payer in Australia[5]

$0.4bn
In other taxes paid including Bank Levy $0.2bn[6]

Environment

$8.5bn
Committed exposure to climate change and environmental solutions

$1.7bn
Climate related bond issuance

10th time
In 2017, Westpac achieved the global banking leadership position in the Dow Jones Sustainability index for the 10th time

1 Data for 1H18 or as at 31 March 2018 unless otherwise stated. 2 As at 30 September 2017. 3 Through Westpac Bicentennial Foundation. 4 Through Westpac Foundation. 5 Source: Corporate Tax Transparency Report 2015 - 2016, published December 2017. 6 Australia only.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Earnings Drivers

Net operating income up 3% over the half Revenue 54 39 19 5 3 162 (97) 213 38 (209) 92 231 3 (6) 59 3 1H17 CB BB BTFG WIB NZ Group 2H17 CB BB BTFG WIB NZ Group 1H18 1 AIEA is average interest-earning assets. 2 Divisional movements from 1H17 to 2H17 have been restated to reflect restatements that occurred in 1H18. 3 The New Zealand contribution in A$. 4 Group Businesses. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Net operating income by division2 ($m) 1H18 Divisional contribution (%) (7)(193)173 11,151 CB 10 BB 13 40 BTFG WIB 11 NZ 3 23 Group 4 3434 37(126)51 10,76110,79576 Flat (up $34m) Up 3% Net operating income movement ($m) 11,151 10,761(16)10,795 Net interest up 4% 1H17 AIEA1 Margins Fees &Wealth Trading Other 2H17 AIEA1 Margins Fees &Wealth Trading Other 1H18 growth commissions growth commissions 15677 Non-interest up 2% Non-interest down 9% Net interest up 4%

Composition of lending and deposits Composition of Revenue 55 (28) 437 667 up NZ $1.8bn 1 In 1H18, $4.1bn of structured deposits were reclassified as term deposits, previously they had been reported as transaction. Prior periods have been adjusted for comparability. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Mar-17 Sep-17 Consumer Bank Business Bank WIB New Zealand Other (inc. BT) Mar-18 Mar-17 Sep-17 New lending Net run off Mar-18 Customer deposit mix ($bn) and % of total Term deposits1 Savings Transaction1 479487502 41% 143 28% 31% 134 Up 2% 139 Up 3% 155 152 154 204 193 194 Mar-17 Sep-17 Mar-18 Customer deposit composition ($bn) CB BB WIB BTFG, NZ & Other 502 479487 Mar-17 Sep-17 Mar-18 96 89 92 99 98 92 108 107 102 190 196 199 Net loans ($bn) 68582231701 New Zealand Up 2% Composition of lending (% of total) 2 Aust. mortgages 11 Aust. business 3 Aust. institutional Aust. other consumer 1362 New Zealand lending Other overseas lending Australian mortgage lending ($bn) 38 414 427

Net interest margin excluding Treasury & Markets up 3bps Revenue 56 1bp 1bp 2bps 0bp 2.05 1 NIM excluding Treasury & Markets has been restated on the same basis as 1H18. 2 Divisional NIM has been restated on the same basis as 1H18. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1H17 2H17 Loans Customer deposits Term wholesale funding Bank Levy Capital & other Liquidity Treasury & Markets 1H18 Net interest margin by division2 (%) 1H17 2H17 1H18 2.70 2.74 2.78 CB BB WIB NZ 2.27 2.36 2.37 1.96 2.09 2.15 1.56 1.62 1.58 Net interest margin (NIM) movement1 (%) Treasury & Markets impact on NIM NIM excl. Treasury & Markets 4bps 2.17 1bp (2bps) 2.10 0.12 2.07 0.08 Margin excluding Treasury & Markets up 3bps 0.11 2.05 2.02 1.96 Net interest margin (NIM)1 (%) NIM NIM excl. Treasury & Markets 2.192.17 2.03 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18

Non-interest income up 2% Revenue 57 43 66 27 327 305 51 . Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Wealth management income ($m) FUM/FUA Other (mostly BT) NZ & WIB 665 614 622 585 632 1H16 2H16 1H17 2H17 1H18 82 55 43 201 206 86 196 199 128 372 381 371 382 365 Insurance income ($m) Life General LMI & NZ 339 1H16 2H16 1H17 2H17 1H18 80 297 81 82 264 78 86 116 94 97 76 42 152 143 143 136 126 Non-interest income contributors ($m) Fees and commissions Wealth and insurance Trading Other 2,9832,9053,0682,7842,850 1H16 2H16 1H17 2H17 1H18 610 40 713 514 25 504 507 941 970 886 924 929 1,392 1,396 1,426 1,329 1,348 Markets income by activity ($m) Customer Market related risk Derivative valuation adjustments 748 25465350 1027 1H16 2H16 1H17 2H17 1H18 609 247 19 610 142 162 89 72 482 465 448 447 436

Treasury1 Markets & income Revenue 58 1. Includes net interest income and non-interest income but excludes derivative valuation adjustments. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Markets non-customer and Treasury income ($m) Markets non-customer Treasury 653 1H15 2H15 1H16 2H16 1H17 2H17 1H18 546 247 574 349 162 507 142 484 411 131 89 412 406 147 404 395 376 72 277 264 Markets customer income ($m) 473462465482 447 1H15 2H15 1H16 2H16 1H17 2H17 1H18 436 448

Expenses up 1% from investments and increased regulatory and compliance costs including the Royal Commission Expenses 59 34 4,654 22 4,604 35,290 (210) 247 16 35,096 1 Company data, Credit Suisse. Expense to income ratio average for Peer 1, 2 and 3 based on 1H18 results, all others based on FY17. Peer 1 and 2 are presented on a continuing operations basis. Peer 3 excludes restructuring costs. European average excludes Deutsche Bank. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack US regional average European average Canadian average Korean average Hong Kong average Peer 1 Singapore average Peer 2 Peer 3 WBC Consistent productivity savings ($m) 263262 FY14 FY15 FY16 FY17 1H18 239 131 219 Global peer comparison of expense to income ratios1 (%) 70.1 55.952.7 47.245.045.043.943.941.7 61.7 Expense movements ($m) 125(131) 2H17 Ongoing Productivity Investment Regulatory/1H18 expenses compliance Up 1% FTE run versus change (#) Run: ongoing operations Change: project based 37735,720 1H17 Run Change 2H17 Run Change 1H18

Investment spend focused on growth and productivity Expenses 60 Investment spend ($m) 1H17 2H17 1H18 Expensed 236 243 251 Capitalised 344 433 387 Total investment spend 580 676 638 Investment spend expensed 41% 36% 39% Capitalised software Opening balance 1,781 1,814 1,916 Additions 344 422 389 Amortisation (303) (311) (301) Other1 (8) (9) 1 Closing balance 1,814 1,916 2,005 Average amortisation period 2.9yrs 2.9yrs 3.2yrs Other deferred expenses Deferred acquisition costs 91 86 80 Other deferred expenses 56 28 30 1 Other includes write-offs, impairments and foreign exchange translation. 2 Based on 1H18 results. Software amortisation has been annualised. Peer 1 and 2 are reported on a continuing operations basis. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Capitalised software2 Capitalised software balance ($bn) Amortisation ($bn) Average amortisation period (years) 6.5 Peer 1 Peer 2 Peer 3 WBC 4.8 2.71 2.00 3.2 1.90 1.78 3.3 0.60 0.56 0.40 0.40 Investment spend mix ($m) Other technology Regulatory change Growth & productivity 580676638 1H17 2H17 1H18 62 77 84 143 182 163 375 417 391

Continued low impairment charge reflects sound asset quality Impairments 61 of large names of large write-backs 393 364 360 256 246 173 (43) (86) (110) 80 20 1 Pre-2008 does not include St.George. 2008 and 2009 are pro forma including St.George for the entire period with 1H09 ASX Profit Announcement providing details of pro forma adjustments. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Impairment charges and stressed exposures1 (bps) 120500 Impairment charge to average loans 100 400 annualised (lhs) Stressed exposures to TCE (rhs) 300 60 200 40 100 00 2007 2008 2009 2010 2011 2012 2013 2014 1H15 2H15 1H16 2H16 1H17 2H17 1H18 109bps 11bps Impairment charges ($m) Individually assessed Collectively assessed New IAPs Write-backs & recoveries Write-offs direct Other movements in CAP Total Lower due to absence Lower due to an absence 484443525430457493 (173) (228) (228) (167)(183) 2H16 1H17 2H17 1H182H16 1H17 2H17 1H18 2H16 1H17 2H17 1H18 2H16 1H17 2H17 1H182H16 1H17 2H17 1H18

Credit Quality

Credit Quality | 63

High quality portfolio with bias to mortgage lending

Asset composition (%)

Total assets ($872bn)	1H17	2H17	1H18
Loans	80	81	**80**
Trading securities, financial assets at fair value and available-for-sale securities	11	10	**10**
Derivative financial instruments	3	3	**3**
Cash and balances with central banks	2	2	**3**
Life insurance assets	1	1	**1**
Goodwill	1	1	**1**
Receivables due from other financial institutions	1	1	**1**
Other assets	1	1	**1**

Lending composition at 31 March 2018 (% of total)


Total loans of $701bn
69
17
11
3
Housing
Business
Institutional
Other consumer

Exposure by risk grade at 31 March 2018 ($m)

Standard and Poor's Risk Grade[1]	Australia	NZ / Pacific	Asia	Americas	Europe	Group	% of Total
AAA to AA-	93,873	8,940	2,096	10,668	462	**116,039**	11%
A+ to A-	32,577	6,243	7,084	5,206	2,801	**53,911**	5%
BBB+ to BBB-	55,783	11,563	8,986	2,298	1,572	**80,202**	8%
BB+ to BB	73,307	11,564	1,755	393	258	**87,277**	9%
BB- to B+	62,373	9,655	96	15	11	**72,150**	7%
<B+	5,612	2,580	-	-	-	**8,192**	1%
Mortgages	500,981	54,062	396	-	-	**555,439**	54%
Other consumer products	44,634	5,165	8	-	-	**49,807**	5%
Total committed exposures (TCE)	**869,140**	**109,772**	**20,421**	**18,580**	**5,104**	**1,023,017**	
Exposure by region[2] (%)	85%	11%	2%	2%	<1%		100%

1 Risk grade equivalent. 2 Exposure by booking office.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

A diversified loan portfolio Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1 Exposures at default is an estimate of the committed exposure expected to be drawn by a customer at the time of default. Excludes consumer lending. 2 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. 3 Property includes both residential and non-residential property investors and developers, and excludes real estate agents. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 NBFI is non-bank financial institutions. 0 20 40 60 80 100 Other Mining Accommodation, cafes & restaurants Construction Utilities Agriculture, forestry & fishing Transport & storage Property services & business services Services Manufacturing Wholesale & retail trade Government admin. & defence Property Finance & insurance Mar-17 Sep-17 Mar-18 1.9 1.4 1.3 1.1 1.2 1.3 1.1 1.2 1.0 1.1 1.1 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Mar-18 0 300 600 900 1,200 1,500 1,800 2,100 2,400 2,700 A+ BBB- BBB+ BBB+ A- A- BBB- BBB+ A BBB+ S&P rating or equivalent Top 10 exposures to corporations and NBFIs5 (% of TCE) Top 10 exposures to corporations & NBFIs5 at 31 March 2018 ($m) 64 Largest corporation/NBFI single name exposure represents less than 0.3% of TCE Exposures at default1 by sector ($bn) 2 3 4 Credit Quality

Well provisioned, sound asset quality Credit Quality 65 Provisions for impairments 1H17 2H17 1H18 Total provisions to gross loans (bps) 52 45 45 Impaired asset provisions to impaired assets (%) 52 46 46 Collectively assessed provisions to credit RWA (bps) 77 76 75 3,332 Overlay ($m) 378 323 335 48 46 46 46 46 45 43 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Impaired asset provisions to impaired assets (%) 1H172 H17 1H18 5250 Westpac Peer 1Peer 2Peer 3 353634 Total impairment provisions ($m) Overlay 5,061 Collectively assessed provisions 3,4813,513 3,119 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Mar-17 Sep-17 Mar-18 453 Individually assessed provisions 4,414 2,986 346 4,241 363 3,949 2,607 389 3,602 2,408 2,196 389 378 3,165 389 388 2,344 2,348 335 2,225 323 2,275 2,359 2,316 1,622 1,461 1,470 1,364 869 867 787 669 480 471

Stressed exposures little changed Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1 Facilities 90 days or more past due date not impaired. These facilities, while in default, are not treated as impaired for accounting purposes. New and increased gross impaired assets ($m) Movement in stress categories (bps) Stressed exposures as a % of TCE 66 114 5 1 0 3 105 0 3 0 1 109 Mar-17 Impaired 90+ dpd not impaired Substandard Watchlist Sep-17 Impaired 90+ dpd not impaired Substandard Watchlist Mar-18 1,748 1,519 1,343 1,060 1,194 997 958 708 609 607 633 1,078 477 589 440 471 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 0.67 0.62 0.58 0.44 0.27 0.20 0.22 0.20 0.15 0.15 0.46 0.41 0.35 0.31 0.26 0.25 0.33 0.35 0.34 0.37 2.07 1.45 1.24 0.85 0.71 0.54 0.65 0.59 0.56 0.57 3.20 2.48 2.17 1.60 1.24 0.99 1.20 1.14 1.05 1.09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Mar-17 Sep-17 Mar-18 Watchlist & substandard 90+ day past due (dpd) and not impaired Impaired Credit Quality 1 1

Provision cover by portfolio category Credit Quality 67 Provisioning to TCE (%) Sep-16 Mar-17 Sep-17 Mar-18 Fully performing portfolio •Small cover as low probability of default (PD) •Includes overlay 0.22 0.21 0.20 0.20 portfolio Watchlist & substandard •Still performing but higher cover reflects deterioration 4.51 4.52 4.76 4.71 90+ day past due and not impaired •In default but strong security 4.57 5.04 5.08 5.03 due and not Impaired assets •In default. High provision cover reflects expected recovery 49.44 52.07 46.30 45.54 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Exposures as a % of TCE Fully performing Watchlist & substandard 90+ day past impaired Impaired Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 0.26 0.22 0.20 0.15 0.15 0.34 0.37 0.35 0.33 0.28 0.56 0.49 0.57 0.59 0.65 98.95 98.97 98.91 98.86 98.80

Stressed exposures increased in retail trade and property Credit Quality 68 1 Includes Finance & insurance, Utilities, Government admin. & defence. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Agriculture, forestry & fishing Wholesale & retail trade Property Transport & storage Services Manufacturing Construction Property services & business services Accommodation, cafes & restaurants Other 1 Mining Corporate and business portfolio stressed exposures by industry ($bn) 2.0 1.8 1.6 1.4 1.2 1.0 0.8 0.6 0.4 0.2 0.0 Mar-17 Sep-17 Mar-18 2 stressed3 names downgraded names to stressed

Areas of interest: Commercial property Credit Quality 69 Commercial property portfolio Sep-17 Mar-18 Total committed exposures (TCE) $65.2bn $66.3bn Lending $49.6bn $51.1bn Commercial property as a % of Group TCE 6.48 6.48 Median risk grade BB equivalent BB equivalent % of portfolio graded as stressed1,2 1.27 1.74 % of portfolio in impaired2 0.38 0.28 9 15 & diversified groups 16 Vic Qld SA & NT WA 21 10 46 Retail Investors >$10m 30 26 11 10 Groups and Property (diversified) 1 Includes impaired exposures. 2 Percentage of commercial property portfolio TCE. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Mar-09 Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Commercial property portfolio composition (%) Region (%)Borrower type (%)Sector (%) NSW & ACT Exposures <$10m Commercial offices Developers >$10m Residential 4444 8 NZ & Pacific Diversified Property Industrial Institutional Trusts >$10m Commercial property exposures % of TCE and % in stress 10 Commercial property as % of TCE (lhs)20 815 6 10 4 25 00 Commercial property % in stress (rhs)

Credit Quality | 70

Areas of interest: Inner city apartments

Commercial property portfolio TCE ($bn)

	Mar-17	Sep-17	Mar-18	TCE %[1]	
Residential apartment development >$20m	4.1	4.2	**4.0**	6.0%	• Market activity is slowing as demand eases and pre-sales slow
Residential apartment development >$20m in major markets, shown below	2.8	2.7	**2.7**	4.1%	• Still a high level of construction to complete. Our tightened risk appetite in areas of higher concern (progressively introduced since 2012) remains in place • Settlements remain slightly slower, but Westpac's debt has been repaid in full given low loan to value ratios (LVRs)
Sydney major markets	1.3	1.5	**1.9**	2.9%	• Still active in key markets. 1H18 new lending LVR 47.5%
Inner Melbourne	1.0	0.7	**0.6**	0.9%	• 1H18 new lending LVR 48%
Inner Brisbane	0.2	0.4	**0.2**	0.3%	• Slow market. Exposure low, new lending at 47% LVR
Perth metro	0.2	0.0	**0.0**	-	
Adelaide CBD	0.1	0.1	**0.0**	-	• Project completed

Residential apartment development >$20m weighted average LVR (%)


50.4
49.0
46.4
47.5
Average portfolio LVR 49%
2018
2019
2020
2021
Expected completion date

Consumer mortgages

Consumer mortgages where security is within an inner city residential apartment development	Sep-17	Mar-18
Total loans	$14.1bn	**$14.7bn**
Average LVR at origination	70%	**73%**
Average dynamic LVR	53%	**56%**
Dynamic LVR >90% (% of portfolio)	1.94%	**2.65%**
90+ day delinquencies	36bps	**40bps**

1 Percentage of commercial property TCE.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Areas of interest: Retail trade

Credit Quality | 71

Overview

- The retail sector continues to be challenged by subdued consumer demand and growth in domestic and international online channels
- These changes have been emerging for a number of years and businesses continue to adapt
- Stress increased over the half principally from the downgrade of two institutional customers
- The portfolio is diversified and the asset quality remains sound

Retail trade portfolio

	Sep-17	Mar-18
Total committed exposures (TCE)	$15.4bn	**$15.5bn**
Lending	$11.5bn	**$11.3bn**
Retail trade as a % of Group TCE	1.53	**1.51**
Median risk grade	BB equivalent	**BB equivalent**
% of portfolio graded as stressed[1,2]	3.02	**4.67**
% of portfolio in impaired[2]	0.31	**0.48**

Retail trade portfolio composition

Retail trade exposure (TCE) $bn


14.0
14.4
16.4
16.3
15.3
15.4
15.5
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18

% of portfolio graded as stressed


3.66
3.58
2.29
2.68
2.51
3.02
4.67
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18

Retail trade by risk grade category $bn


Investment
Sub-investment
Stressed
6.4
5.0
4.1
Personal and household good retailing
Motor vehicle retailing and services
Food retailing

1 Includes impaired exposures. 2 Percentage of retail trade portfolio TCE.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Areas of interest: Mining and NZ dairy Credit Quality 72 Mining (inc. oil and gas) portfolio Sep-17 Mar-18 140 pac Total committed exposures (TCE) $9.7bn $9.3bn Lending $5.1bn $5.1bn % of Group TCE 0.96 0.91 % of portfolio graded as stressed1,2 2.33 1.72 % of portfolio in impaired2 0.44 0.31 New Zealand dairy portfolio Sep-17 Mar-18 Economics forecast $10 Total committed exposure (TCE) NZ$6.0bn NZ$6.1bn Lending NZ$5.8bn NZ$5.8bn % of Group TCE 0.55 0.55 % of portfolio graded as stressed1,2 17.02 14.94 $0 % of portfolio in impaired2 0.34 0.47 1 Includes impaired exposures. 2 Percentage of portfolio TCE. 3 Sourced from Westpac Economics and Bloomberg. 4 The steel index 62% Fe fines benchmark. 5 Brent oil price. 6 Source Fonterra. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack NZ dairy portfolio (TCE) by security (%) 22 1 77 Fully secured Partially secured Unsecured Milk price & Fonterra dividend6 (NZ$) Kg Ms DividendMilk price Westpac $8 $6 $4 $2 0.40 0.400.30 6.55 6.50 0.250.40 6.12 4.40 3.90 2014/15 2015/16 2016/17 2017/18 2018/19 Mining portfolio (TCE) by sector (%) 9 1538 5 2211 Oil and gas Iron ore Other metal ore Coal Mining services Other Iron Ore and Oil prices ($)3 Iron ore (USD/t)4 Crude oil (USD/bbl)5 mics ast 100 60 20 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 West Econo forec

Australian consumer unsecured lending, 3% of Group loans Credit Quality 73 Australian consumer unsecured lending portfolio Mar-17 Sep-17 Mar-18 30+ day delinquencies (%) 3.99 3.60 3.95 90+ day delinquencies (%) 1.63 1.66 1.71 Estimated impact of changes to hardship treatment for 90+ day delinquencies (bps) 28bps 56ps 52ps • APRA hardship policy adopted across Westpac’s Australian unsecured portfolios in FY17 March 2018 unsecured consumer delinquencies, excluding hardship reporting changes are 9bps higher than September 2017, and 16bps lower than March 2017 • 3.00 8 7 7 5 55 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Australian unsecured portfolio ($bn) Mar-17Sep-17Mar-18 23 22 22 10 10 10 Credit cards Personal Auto loans Total loans(consumer)consumer unsecured 90+ day delinquencies (%) Personal loans Auto loans Personal loans Auto loans ex-hardship ex-hardship Hardship reporting 2.00 1.00 - changes commenced 90+ day delinquencies (%) Total unsecured Credit cards consumer lending Total ex-hardship Credit cards 3.00ex-hardship Hardship reporting 2.00 1.00 - changes commenced 90+ day delinquencies (%) by State NSW/ACTVIC/TASQLDWASA/NT 3.00 2.00 1.00 -

Australian mortgage portfolio continues to perform well Credit quality 74 Australian mortgage portfolio delinquencies (%) Australian mortgage delinquencies and properties in possession (PIPs) Mar-17 Sep-17 Mar-18 90+ day past due total 90+ day past due investor 3.0 30+ day delinquencies (bps) 139 130 144 90+ day delinquencies (bps) (includes impaired mortgages) 67 67 69 2.0 Consumer PIPs 382 437 398 1.0 Properties in possession continue to be mostly in WA and Qld reflecting weaker economic conditions in those states. Targeted collections strategies in those states have contributed to lower PIPs in 1H18 and improved customer outcomes 0.0 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 43 41 1H18 Westpac Group drawdowns 37 12 9 7 7 7 6 1 Source ABA Cannex February 2018. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Housing lending portfolio by State (%) Australian banking system1 Westpac Group portfolio 27 26 29 17 17 15 NSW & ACTVIC & TASQLDWASA & NT Australian mortgages 90+ day delinquencies by State (%) 3.0 2.0 1.0 0.0 Mar-14 Sep-14Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 NSW/ACTVIC/TASQLD WASA/NTALL Introduced new hardship treatment 30+ day past due total Loss rates Introduced new hardship treatment

Australian mortgage portfolio well collateralised Credit quality 75 Mar-17 balance Sep-17 balance Mar-18 balance 1H18 flow1 Australian mortgage portfolio 100 1H18 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR5 Total portfolio ($bn) 413.9 427.2 437.2 38.4 55.3 55.5 57.2 Owner occupied (%) 56.0 Investment property loans (%) 39.5 39.8 39.5 42.4 Portfolio loan/line of credit (%) 5.3 4.8 4.5 0.4 82 / 18 79 / 21 70 / 30 Variable rate / Fixed rate (%) 77 / 23 Interest only (%) 50.1 45.5 39.6 22.6 10 11 6 5 5 5 Proprietary channel (%) 57.7 57.3 56.5 52.0 2 1 1 0 8.4 8.1 6.9 First home buyer (%) 7.9 Mortgage insured (%) 18.1 17.5 16.9 11.1 balance balance balance Mar-17 Sep-17 Mar-18 Average loan size2 ($’000) 259 264 270 Customers ahead on repayments including offset account balances3 (%) 71 70 68 Actual mortgage losses net of insurance4 ($m) 36 48 48 Actual mortgage loss rate annualised (bps) 2 2 2 1 Flow is new mortgages settled in the 6 months ended 31 March 2018 and includes RAMS. 2 Includes amortisation. 3 Excludes RAMS in 1H17 and 2H17. Includes RAMS in 1H18. Loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 4 Mortgage insurance claims 1H18 $6m (2H17 $9m; 1H17 $3m). 5 Excludes RAMS. 6 LVR calculated as simple average by balances. 7 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 8 Average LVR of new loans is on rolling 6 months. 9 Weighted average LVR calculation considers size of outstanding balances. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Australian housing loan-to-value ratios (LVRs) (%) 90 80 70 60 50 40 30 20 10 63 48 50 15 15 13 15 20 16 0<=6060<=7070<=8080<=9090<=9595+ Australian mortgage portfolio LVRs Mar-17 Sep-17 Mar-18 Simple averages LVR at origination6 (%)707070 Dynamic LVR5,6,7 (%)424241 LVR of new loans 6,8 (%)686769 Weighted averages LVR at origination9 (%)747474 Dynamic LVR 5,7,9 (%)505252 LVR of new loans 8,9 (%)737371

Australian mortgage portfolio standards tightening

Credit quality | 76

Notable changes to Westpac mortgage lending standards

2014	• 10% limit on investment property lending growth announced – implemented by 30 September 2015
2015	• Stricter loan affordability tests for new borrowers – Increase in minimum assessment ('floor') rate to 7.25% – Increase in serviceability assessment buffer to 2.25% • Credit card repayments assessed at 3% of limit (previously 2%) • Expenses benchmark (HEM) adjusted by income bands as well as post settlement postcode location, marital status and dependants • Serviceability for loans with interest only terms assessed over the residual P&I term, not full loan term • Maximum I/O terms reduced – owner occupied reduced to 5 years
2016	• Mandatory 20% minimum shading on all non base income (e.g. rental income, annuity income) – previously non base income discounted by varying amounts • Stopped non-resident lending – For Australian and NZ citizens and permanent visa holders using foreign income, tightened verification and LVR restricted to 70% • Maximum I/O terms for new IPLs reduced to 10 years • Maximum LVRs restricted to include LMI capitalisation
2017	• 30% limit on interest-only lending originations • Tighter limits on interest-only lending >80% LVR • Heightened supervision of mortgage lending warehouses • Strengthened pre settlement hind-sighting process with introduction of day 2 review team
2018	• More granular assessment of living expenses through the introduction of 13 categories to capture living expenses and other commitments[1]

1. Currently excludes RAMS. Additional expense categories expected to be implemented for RAMS in 2H18.

Australian mortgage portfolio by year of origination (% of total book)


Calendar year
More than half the portfolio originated after lending standards tightened
5
2
2
3
4
4
4
5
7
10
14
17
18
5
Pre-2006
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018 (YTD)

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Australian mortgage portfolio repayment buffers Credit quality 77 for a mortgage must discount Westpac minimum assessment ('floor') rate 36 35 33 7.25% minimum 27 30 29 27 high for tax purposes months repayment buffer 1 SVR is the Standard Variable Rate for owner-occupied Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount. 2 Excludes RAMS. 3 Includes RAMS in 1H18. Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. Includes mortgage offset accounts. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Ma r-14 Se p-14 Ma r-15 Se p-15 Ma r-16 Se p-16 Ma r-17 Se p-17 Ma r-18 Australian home loan customers ahead on repayments3 (% by balances) Mar-17 Sep-17 Mar-18•68.5% of Westpac Loans 'on time' and <1 month ahead (% of balances) borrowers are ahead on their mortgage Investment property loans - repayments incentivised to keep repayments 23 23 2225 24 22 Accounts opened in the last 12 111 17 18 19 766 Loans with structural restrictions on repayments e.g. fixed rate Residual - less than 1 month Behind On Time< 1 Mth < 1 Yr< 2 Yrs>2 Yrs Mar-18 24 6 6 12 Westpac Australian off. set account balances2 ($bn) Linked to P&I mortgages Linked to I/O mortgages 3739 31 24 21 Mortgage interest rate buffers (%) Westpac owner occupied SVR1 inc package• Borrowers applying be able to service 9 the higher of either: .25 7 assessment rate; or 54.44 Product rate plus 2.25% buffer 3 7

Credit quality | 78

Interest only portfolio

I/O[1] flows (% of total)


Applications
Settlements
APRA 30% limit
35
43
23
26
22
22
24
23
3Q17
4Q17
1Q18
2Q18

Switching from I/O to P&I[2] ($m)


Reached end of I/O period
Customer initiated
4,261
7,913
4,717
4,044
3,004
3,447
3,911
3,623
3Q17
4Q17
1Q18
2Q18

Variable mortgage interest rates[3] (%)


at 31 March 2018
Owner occupied
Investor
4.44
5.03
4.99
5.50
P&I
I/O
P&I
I/O

Scheduled I/O term expiry[4] (% of total I/O loans)


14
17
19
16
9
15
10
0<1 Yr
1<2 Yrs
2<3 Yrs
3<4 Yrs
4<5 Yrs
5<10 Yrs
10 Yrs+

Interest only lending by dynamic LVR[5] and income band (%)


Applicant gross income bands
>$250k
$100k - $250k
<$100k
60
14
31
15
32
7
18
7
8
2
5
2
<=60%
60%<=80%
>80%
Chart does not add due to rounding
Dynamic LVR bands (%)

1 Flow is based on APRA definition. 2 I/O is interest only mortgage lending. P&I is principal and interest mortgage lending. 3 Interest rates as at 7 March 2018 for Westpac Rocket Repay Home Loan inclusive of Premier Advantage Package discount assuming loan amount $250,000 - $499,999. 4 Excludes I/O loans that should have switched to P&I but for the previously announced mortgage processing error. 5 Excludes RAMS. Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Credit quality | 79

Performance of interest only mortgages

Interest only lending

- Interest only (I/O) loans always assessed on a principal and interest basis
  - Loans originated prior to 2015 were assessed on a principal and interest basis over the full contractual term
  - Loans originated from 2015 were assessed on a principal and interest basis over the residual amortising term
- Current serviceability assessments also include an interest rate buffer (at least 2.25%), minimum assessment rate (7.25%) and a requirement to be in surplus[1]
- I/O loans are full recourse

Interest only portfolio statistics as at 31 March 2018

- 74% weighted average LVR of interest only loans at origination[2] (portfolio)
- 65% of customers ahead of repayments (including offset accounts)[2,3]
- Offset account balances attached to interest only loans represent 55% of offset account balances

Interest only portfolio performance as at 31 March 2018

- 90+ day delinquencies 58bps (compared to P&I portfolio 73bps)
- Annualised loss rate 2bps (net of insurance claims)


Australian interest only loan portfolio balances ($m)
I/O performing loans balance (lhs)
I/O 90+ day delinquencies balance (rhs)
250
200
150
100
50
0
14
12
10
8
6
4
2
0
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
Jul-16
Sep-16
Nov-16
Jan-17
Mar-17
May-17
Jul-17
Sep-17
Nov-17
Jan-18
Mar-18


Australian mortgage portfolio delinquencies (%)
I/O
P&I
2.0
1.5
1.0
0.5
0.0
Introduced new hardship treatment
Increase in 90+ day delinquencies includes impact of decreasing balances of I/O loans as borrowers switch to P&I and new flows have declined
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18

1 A surplus requirement measures the extent to which a borrower's income exceeds loan repayments, expenses and other commitments, as assessed. 2 Weighted average LVR calculation takes into account size of outstanding balances. Excludes RAMS. 3 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Investment property portfolio Credit quality 80 gross income band (%) 25 Mortgage lending growth (%) Investor lending6 growth remaining <10% Investment property lending (IPL) portfolio Mar-17 Sep-17 Mar-18 Weighted averages LVR of IPL loans at origination1 (%) 73 73 73 Investor (APRA Extended definition) Owner occupied LVR of new IPL loans in the period1,2 (%) 72 72 71 9.8% Dynamic LVR 1,3 of IPL loans (%) 55 54 54 5.6% Average loan size4 ($’000) 309 313 318 5.5% Customers ahead on repayments including offset accounts 1,5 (%) 4.4% 61 59 58 90+ day delinquencies (bps) 47 49 53 Annualised loss rate (net of insurance claims) (bps) 2 3 2 1 Weighted average LVR calculation takes into account size of outstanding balances. Excludes RAMS. 2 Average LVR of new loans is on rolling 6 month window. 3 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 4 Includes amortisation. 5 Includes RAMS in 1H18. Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. 6 Investor is as per APRA extended definition used for reporting against the 10% cap. 12 month rolling basis. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack <=50 50<=75 75<=100 100<=125 125<=150 150<=200 200<=500 500<=1m 1m+ 0<=60 60<=70 70<=75 75<=80 80<=85 Oct-16 Nov-16 Dec-16 Jan-17 85<=90 90<=95 95<=97 97+ Feb-17 Mar-17 Apr-17 May-17 Jun-17 Jul-17 Aug-17 Sep-17 Oct-17 Nov-17 Dec-17 Jan-18 Feb-18 Mar-18 Mortgage applications by Owner occupied IPL 20 15 10 5 0 Australian mortgage portfolio at 31 March 2018 LVR at origination (%) Owner occupied IPL 50 40 30 20 10 0 Australian mortgage portfolio at 31 March 2018 Investment property portfolio by number of properties per customer (%) 1 1 1 7 22 3 26 4 62 5 6+ Chart does not add to 100 due to rounding

Australian mortgage deep dive

Credit quality | 81

Australian mortgage lending[1] by origination date, dynamic LVR[2] and income (%)

Chart may not add due to rounding


Year of origination
<2011
2011-14
2015+
Gross income bands
>$250k
$100k - $250k
<$100k
81
8
35
39
14
1
7
6
5
3
2
72
12
38
22
21
3
12
7
7
1
4
2
44
10
23
12
45
7
25
13
11
2
6
3
Dynamic LVR² bands (%)
<60
60-80
>80
<60
60-80
>80
<60
60-80
>80

	<2011	2011-14	2015+
% of portfolio at 31 March 2018	21	26	53
Westpac SVR[3] (%) (excl. discounts)	7.86	6.89 – 5.70	5.24
Westpac interest rate buffer (%)	1.80	1.80	2.25
Westpac interest rate floor (%)	6.80	6.80	7.25
House price changes[4]	At least 39%	21% – 39%	0 – 21%

1 Portfolio comprised of residential mortgages, excluding RAMS, and business mortgages originated via a separate platform such as construction loans and loans to SMSFs. 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Australian Property Monitors. 3 Based on a specific Rocket Repay rate offered during the period. Westpac Rocket Repay Home Loan exclusive of discounts assuming loan amount $250,000 - $499,999. 4 Source, Westpac Economics, CoreLogic. All dwellings Australia - average 8 major capital cities. Prices to March 2018.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Credit quality | 82

Lenders mortgage insurance arrangements

Lenders mortgage insurance

- Where mortgage insurance is required, mortgages are insured through Westpac's captive mortgage insurer, Westpac Lenders Mortgage Insurance[1] (WLMI), and reinsured through external LMI providers, based on risk profile
- WLMI is well capitalised (separate from bank capital) and subject to APRA regulation. WLMI targets a capitalisation ratio of 1.2x PCR[2] and has consistently been above this target
- Scenarios indicate sufficient capital to fund claims arising from events of severe stress – estimated losses for WLMI from a 1 in 200 year event are $110m net of re-insurance recoveries (2H17: $117m)

Westpac's Australian mortgage portfolio at 31 March 2018 (%)


84
7
9
Not insured
Insured by third parties[3]
Insured by WLMI

Lenders mortgage insurance arrangements

LVR Band	Insurance
• LVR ≤80% • Low doc[4] LVR ≤60%	Not required
• LVR >80% to ≤ 90% • Low doc[4] LVR >60% to ≤ 80%	• Where insurance required, insured through captive insurer, WLMI • LMI not required for certain borrower groups • Reinsurance arrangements: – 40% risk retained by WLMI – 60% risk transferred through quota share arrangements with Arch Reinsurance Limited, Tokio Millennium Re, Endurance Re, Everest Re, Trans Re, AWAC and Capita 2232
• LVR >90%	• 100% reinsurance through Arch Reinsurance Limited – Reinsurance arrangements see loans with LVR >90% insured through WLMI with 100% of risk subsequently transferred to Arch Reinsurance Limited

Insurance statistics

	1H17	2H17	1H18
Insurance claims ($m)	3	9	**6**
WLMI claims ratio[5] (%)	7	27	**20**
WLMI gross written premiums[6] ($m)	141	109	**90**

1 From 18 May 2015 WLMI underwrites all mortgage insurance, where required, on Westpac originated Mortgages. The in-force portfolio of loans includes mortgage insurance provided by external providers. 2 Prudential Capital Requirement (PCR) calculated in accordance with APRA standards. 3 Insured coverage is net of quota share. 4 Low doc loans no longer sold. Refers to arrangements in place for legacy products. 5 Loss ratio is claims over the total earned premium plus exchange commission. 6 LMI gross written premium includes loans >90% LVR reinsured with Arch Reinsurance Limited. 1H18 gross written premium includes $62m from the arrangement (2H17: $73m, 1H17: $107m).

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Mortgage portfolio stress testing outcomes

Credit quality | 83

- Westpac regularly conducts a range of portfolio stress tests as part of its regulatory and risk management activities
- The Australian mortgage portfolio stress testing scenario assumes a severe recession and assumes that significant reductions in consumer spending and business investment lead to six consecutive quarters of negative GDP growth. This results in a material increase in unemployment and nationwide falls in property and other asset prices
- In 1H18 the percentage decline of house prices has been increased in the economic scenario to better align with assumptions used across the industry
- Estimated Australian housing portfolio losses under these stressed conditions are manageable and within the Group's risk appetite and capital base
  - Cumulative total losses of $3.5bn over three years for the uninsured portfolio (FY17: $2.9bn)
  - Cumulative claims on LMI, both WLMI and external insurers, of $911m over the three years (FY17: $762m)
  - Peak loss rate in year 2 has increased (48bps compared to 41bps at FY17) mainly due to the increase in the severity of house price decline through the severe scenario
  - WLMI separately conducts stress testing to test the sufficiency of its capital position to cover mortgage claims arising from a stressed mortgage environment
- Capital targets incorporate buffers at the Westpac Group level that also consider the combined impact on the mortgage portfolio and WLMI of severe stress scenarios

Australian mortgage portfolio stress testing at 31 March 2018

		Stressed scenario		
Key assumptions	**Current**	**Year 1**	**Year 2**	**Year 3**
Portfolio size ($bn)	437	421	413	410
Unemployment rate (%)	5.5	11.6	10.6	9.6
Interest rates (cash rate, %)	1.50	0.25	0.25	0.25
House prices (% change cumulative)	-	(18.5)	(29.7)	(35.2)
Annual GDP growth (%)	2.7	(3.9)	(0.2)	1.7
Stressed loss outcomes (net of LMI recoveries)[1]				
$ million	96[2]	1,186	1,961	725
Basis points[3]	2	28	48	18

1 Assumes 30% of LMI claims will be rejected in a stressed scenario. 2 Represents 1H18 actual losses of $48m annualised. 3 Stressed loss rates are calculated as a percentage of mortgage gross loans.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity

Capital, Funding and Liquidity | 85

Well positioned for "Unquestionably strong"

Highlights

10.5% CET1 ratio

- CET1 capital ratio down 6bps from Sep 2017
- RWA increase from regulatory model changes and portfolio growth partly offset by organic capital generation

RWA movements

- RWA increased 3% mostly in credit risk
- Credit RWA up 3% mostly from regulatory model changes

Well placed for APRA's unquestionably strong benchmark

- 10.5% unquestionably strong benchmark
- Proposed changes to framework released Feb 2018
- Impact studies to be concluded over 2018 and 2019, finalisation in 2019

2H18 capital developments

- $566m of preference share conversion to ordinary shares (~14bps increase)
- RWA headwinds ~30bps CET1 impact
  - Operational risk model overlay approximates standardised approach (~$7.5bn RWA)
  - Modelling updates for mortgages (~$4.0bn RWA)
- No material impact from transition to AASB 9

CET1 capital ratio (%) and CET1 capital ($bn) (APRA basis)


Westpac CET1 capital (lhs, $bn)
Westpac CET1 capital ratio (rhs, %)
$bn
%
Building for 1% DSIB[1] buffer
APRA industry guidelines 10.5% unquestionably strong
Impact of APRA's changes to mortgage RWA[2]
55
50
45
40
35
30
25
20
15
12
10
8
6
4
2
0
9.0
8.4
8.8
9.0
9.5
10.2
10.5
10.1
9.5
9.3
10.0
10.0
10.6
10.1
10.5
30
29
30
32
34
37
38
37
39
38
40
41
43
42
44
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18

1 Domestic systemically important bank. 2 APRA's revision to the calculation of RWA for Australian residential mortgages, which came into effect on 1 July 2016.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Clarity on changes to the capital framework are expected to emerge over 2018-2019 Capital, Funding and Liquidity 86 1H18 2H18 2019 2020 2021 New Basel III framework Counterparty credit risk Leverage ratio Standardised approach to credit risk Advanced approach to credit risk capital Measurement of capital Related party exposures Loss absorbing capacity Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Consult Finalise Implementation Finalise Implement – 1 July 2019 Consult Finalise Implement – 1 July 2019 Consult Consult and finalise Implementation Consult Consult and finalise Implementation Consult Finalise Implementation Consult Finalise Implementation Commence consult

CET1 capital ratio, top quartile globally Capital, Funding and Liquidity 87 BIS 75th percentile2 15.3 16.2 16.1 comparable) 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. For more details on adjustments refer page 91. 2 Group 1 banks BIS 75th percentile fully phased-in Basel III capital ratios from BIS monitoring report released 6 March 2018. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Capital ratios Mar-17 Sep-17 Mar-18 Key capital ratios (%) APRA basis Internationally comparable1 basis 21.7 16.1 14.8 CET1 Tier 1 Total CET1 Tier 1 Total regulatory regulatory capital capital CET1 capital ratio10.0 10.6 10.5 Additional Tier 1 capital 1.7 2.1 2.3 Tier 1 capital ratio 11.7 12.7 12.8 Tier 2 capital 2.3 2.1 2.0 Total regulatory capital ratio 14.0 14.8 14.8 Risk weighted assets (RWA) ($bn)404404416 Leverage ratio 5.3 5.7 5.8 Internationally comparable ratios 1 Leverage ratio (internationally comparable)6.0 6.3 6.4 CET1 capital ratio (internationally 19.1 12.8 10.5

CET1 capital ratio movements Capital, Funding and Liquidity 88 9.97 1 Internationally comparable methodology aligns with the APRA study titled ‘International Capital Comparison Study’ dated 13 July 2015. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack CET1 capital ratio (% and bps) Mainly growth in credit Mostly modelling changes 16.13 RWAs for mortgagesfor retail and securitisation 10.5610.50 Organic +19bpsOther -25bps Down 6 basis points Mar-17Sep-17 Cash Final Ordinary Other Regulatory FX Defined Mar-18 Mar-18 1 APRA APRA earnings dividend RWA movements modelling translation benefit APRA Int. Comp. (net of DRP) growth changes impact impact (22) (2) (1) 102 (70) (8) (5)

Capital, Funding and Liquidity | 89

RWA increased from modelling changes and portfolio growth

Movement in risk weighted assets ($bn)


404.4
404.2
12.1
(0.7)
1.8
(0.4)
(1.3)
415.7
See below
Spread risk on the liquids portfolio and repricing and yield curve risk
Up $11.5bn or 2.8%
Mar-17
Sep-17
Credit risk
Market risk
IRRBB
Operational risk
Other
Mar-18

Movement in credit risk weighted assets ($bn)


352.7
349.3
3.4
1.2
6.0
0.9
0.6
361.4
Translation impact, mostly NZ$ loans
Modelling changes for retail and securitisation
Up $12.1bn or 3.5%
Mar-17
Sep-17
Business growth
FX translation impacts
Regulatory modelling changes
Credit quality and portfolio mix
Mark-to-market
Mar-18

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Well placed on internationally comparable CET1 and leverage ratios Capital, Funding and Liquidity 90 6.39% Peer group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided sufficient disclosure to estimate. Based on company reports/ presentations. Ratios at 31 Dec 2017, except for Westpac and ANZ which are at 31 Mar 2018, while Scotiabank, Bank of Montreal, Royal Bank of Canada and Toronto Dominion are at 31 Jan 2018. NAB CET1 ratio at 31 Mar 2018 and leverage ratio at 30 Sept 2017. For CET1, assumes Basel III capital reforms fully implemented. Leverage ratio is on a transitional basis. Where accrued expected dividends have been deducted, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack China Construction Bank Nordea ICBC Norinchukin Bank Bank of China CBA ANZ Bank of Communications Westpac Intesa Sanpaolo RBS BBVA Rabobank Westpac BPCE China Merchants Bank ING Group Agricultural Bank of China HSBC ANZ Lloyds CBA NAB HSBC Commerzbank Intesa Sanpaolo Rabobank Deutsche Bank NAB Standard Chartered Norinchukin Bank Unicredit RBS Barclays Standard Chartered Sumitomo Mitsui Nordea China Construction Bank Unicredit Credit Suisse Credit Suisse ICBC Lloyds BNP Paribas Citigroup Commerzbank Credit Agricole SA Santander Mitsubishi UFG BPCE JPMorgan Chase Mitsubishi UFG China Merchants Bank Sumitomo Mitsui Mizuho FG BNP Paribas Wells Fargo ING Group Societe Generale Barclays Natixis Bank of America Scotiabank BBVA Credit Agricole SA Scotiabank Societe Generale Bank of China Bank of Montreal Bank of Montreal Mizuho FG Santander Royal Bank of Canada Royal Bank of Canada Toronto Dominion Bank Bank of Communications Deutsche Bank Agricultural Bank of China Natixis Toronto Dominion Bank Leverage ratio (%) 8% 6% 4% 2% 0% Common equity Tier 1 ratio (%) 25% 20% 16.13% 15% 10% 5% 0%

Capital, Funding and Liquidity | 91

Internationally comparable capital ratio reconciliation

APRA's Basel III capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. In July 2015, APRA published a study that compared the major banks' capital ratios against a set of international peers[1]. The following details the adjustments from this study and how Westpac's APRA Basel III CET1 capital ratio aligns to an internationally comparable ratio

		(%)
Westpac's CET1 capital ratio (APRA basis)		**10.5**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.5
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.3
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	0.4
Residential mortgages	Loss given default (LGD) of 15%, compared to the 20% LGD floor under APRA's requirements. APRA also applies a correlation factor for mortgages higher than the 15% factor prescribed in the Basel rules	1.8
Unsecured non-retail exposures	LGD of 45%, compared to the 60% or higher LGD under APRA's requirements	0.7
Non-retail undrawn commitments	Credit conversion factor of 75%, compared to 100% under APRA's requirements	0.5
Specialised lending	Use of internal-ratings based (IRB) probabilities of default (PD) and LGDs for income producing real estate and project finance exposures, reduced by application of a scaling factor of 1.06. APRA applies higher risk weights under a supervisory slotting approach, but does not require the application of the scaling factors	0.8
Currency conversion threshold	Increase in the A$ equivalent concessional threshold level for small business retail and small to medium enterprise corporate exposures	0.2
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.4
Internationally comparable CET1 capital ratio		**16.1**
Internationally comparable Tier 1 capital ratio		**19.1**
Internationally comparable total regulatory capital ratio		**21.7**

1 Methodology aligns with the APRA study titled "International capital comparison study", dated 13 July 2015.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Optimising returns by actively managing capital

Capital, Funding and Liquidity | 92

Return on equity (ROE) is important

- ROE is a key measure of performance for the Group and across divisions
- Westpac seeking to achieve a ROE of 13 - 14%
  - Incorporates a margin above the cost of capital
  - Generates sufficient capital for growth
- Group ROE 37bps higher compared to 2H17 with cash earnings up 5% and average equity up 3%
- Leverage lower from the increased average ordinary equity (AOE)
- Divisional capital allocation refined in 2018
  - $6bn additional capital allocated to divisions
  - Prior periods restated to enable comparability to 1H18
- Key changes included:
  - Higher capital allocated to Consumer Bank and Business Bank, principally due to more capital being allocated to mortgages
  - A reduction in capital allocated to WIB from lower risk weights for certain corporate exposures

Return on AIEA[1] (%)

	2007	1H17	2H17	1H18
Net interest margin	2.16	2.07	2.10	**2.17**
Non-interest income	1.29	0.82	0.73	**0.74**
Operating expenses	(1.55)	(1.21)	(1.21)	**(1.22)**
Impairment charges	(0.16)	(0.13)	(0.09)	**(0.10)**
Tax and non-controlling interests	(0.53)	(0.47)	(0.47)	**(0.48)**
Cash earnings (return on AIEA)	1.20	1.08	1.06	**1.11**
Leverage (AIEA/AOE)	19.9x	12.9x	12.8x	**12.6x**
Return on equity	23.84	13.95	13.59	**13.96**

Divisional capital and ROE[2]

Allocated capital ($bn)	1H17	2H17	1H18
Total Group (including intangibles)	57.7	59.4	**61.1**
Consumer Bank	14.1	16.4	**17.6**
Business Bank	11.9	11.9	**12.5**
BTFG	3.5	3.6	**3.5**
WIB	9.2	8.4	**8.2**
Westpac NZ (A$)	4.6	4.6	**4.6**

Return on equity (%)	1H17	2H17	1H18
Total Group	14.0	13.6	**14.0**
Consumer Bank	17.1	16.0	**16.1**
Business Bank	13.1	14.2	**14.1**
BTFG	13.6	12.5	**14.4**
WIB	12.9	11.7	**12.6**
Westpac NZ (A$)	17.1	18.8	**17.4**

1 Average interest-earning assets. 2 Divisional capital and divisional ROE for 1H17 and 2H17 have been restated to enable comparability with 1H18.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Capital, Funding and Liquidity | 93

Well progressed on FY18 term funding, $21bn raised to date

Term debt issuance and maturity profile[1,3,5] ($bn)


Sub debt
Senior/Securitisation
Hybrid
Covered bond
Issuance
Maturities
33
31
42
37
21
12
28
27
29
21
12
28
FY14
FY15
FY16
FY17
FY18 YTD
FY18 remaining
FY19
FY20
FY21
FY22
FY23
>FY23

New term issuance by tenor[3,4] (%)


4.7yrs
4.9yrs
5.4yrs
5.8yrs
7.0yrs
WAM[4]
18
44
25
7
25
40
30
4
28
45
25
43
30
17
8
56
33
11
>5years
5 years
4 years
3 years
2 years
1 years
FY14
FY15
FY16
FY17
1H18

New term issuance composition[1] (%)


By type
20
5
8
3
65
Senior unsecured
Covered bonds
Securitisation
Hybrid
Subordinated debt
By currency
20
4
7
29
40
AUD
USD
EUR
GBP
Other
By investor location[2]
23
8
21
20
29
Asia & Middle East
Australia & NZ
Europe
North America
UK
By tenor[3,4]
56
11
33
3 Years
5 Years
>5 years

Charts may not add to 100 due to rounding.

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. 2 Westpac public benchmark transactions and excludes ASX-listed Additional Tier 1 transaction. 3 Contractual maturity date for hybrids and callable subordinated instruments is the first scheduled conversion date or call date for the purposes of this disclosure. 4 Tenor excludes RMBS and ABS. 5 Perpetual sub-debt has been included in >FY23 maturity bucket. Maturities exclude securitisation amortisation.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Funding and liquidity metrics

Capital, Funding and Liquidity | 94

Funding composition by residual maturity (%)


16
20
4
10
1
5
44
6
8
4
11
1
8
62
5
8
4
12
1
8
62
Sep-08
Sep-17
Mar-18
Wholesale Onshore <1yr[1]
Wholesale Offshore <1yr[1]
Wholesale Onshore >1yr
Wholesale Offshore >1yr
Securitisation
Equity[2]
Customer deposits

Liquidity coverage ratio[3] (%)


LCR 124%
LCR 134%
98.0
121.0
96.0
129.0
Net cash outflows
Liquid assets
Net cash outflows
Liquid assets
30 September 2017
31 March 2018
Customer deposits
Wholesale funding
Other flows
High Quality Liquid Assets
Committed Liquidity Facility

Net stable funding ratio at 31 March 2018 (NSFR, $bn)


594
529
Wholesale funding and other liabilities
Corporate & Institutional deposits
Retail & SME deposits
Capital
Liquids and other[4]
Other loans[5]
Residential mortgages ≤35% risk weight
Available Stable Funding
Required Stable Funding

NSFR	
30 Sep 2017[6]	109%
31 Mar 2018	112%

1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, Available-for-Sale securities and Cash Flow Hedging Reserves. 3 LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash outflows in a modelled 30 day defined stressed scenario. Calculated on a spot basis. HQLA includes HQLA as defined in APS 210, RBNZ eligible liquids, less RBA open repos funding end of day ESA balances with the RBA. Committed Liquidity Facility or CLF is made available to Australian Authorised Deposit-taking Institutions by the RBA that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 – Liquidity. Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 4 Other includes derivatives and other assets. 5 Other loans includes off balance sheet exposures and residential mortgages >35% risk weight. 6 NSFR as at 30 September 2017 was estimated based on APRA guidelines. NSFR became effective in Australia on 1 January 2018.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Divisional Results In the divisional results, prior periods financial results have been restated to ensure they are reported on the same basis as 1H18

Consumer | 96

Consumer Bank – growing the franchise

Cash earnings ($m)



AIEA up 2%, margin up 1bp from improved term deposit spreads and lower wholesale funding costs, partly offset by a change in mortgage portfolio mix and full period impact of the Bank Levy
Driven by reduction in unsecured loans impairments
Lower ATM and transaction fees, lower credit card interchange fees, partly offset by provisions for customer payments and refunds in 2H17 not repeated
Up $93m or 6%
1,531
1,624
79
(3)
(3)
60
(40)
1,717
1H17
2H17
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
1H18

Key financial metrics

	1H17	2H17	1H18	Change on 2H17
Revenue ($m)	4,110	4,341	**4,417**	2%
Net interest margin (%)	2.27	2.36	**2.37**	1bp
Expense to income (%)	40.2	39.8	**39.2**	(61bps)
Customer deposit to loan ratio (%)	52.8	53.1	**52.7**	(40bps)
Stressed assets to TCE (%)	0.66	0.64	**0.65**	1bp

Key operating metrics

	1H17	2H17	1H18	Change on 2H17
Total customers (#m)	9.0	9.2	**9.3**	1%
Active digital customers (#m)	3.8	4.0	**4.1**	3%
Total branches (#)	1,059	1,046	**1,025**	(21)
Customer satisfaction[1]	7.6 (=2nd)	7.6 (=2nd)	**7.6 (=2nd)**	-
Net promoter score (NPS)[1] 6mma	-2.5 (3rd)	0.9 (4th)	**0.3 (3rd)**	Up 1 place

1 Refer page 137 for metric definition and details of provider.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

A disciplined 1H18 performance Consumer 97 39.2 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Revenue per FTE ($’000) 422428 1H16 2H16 1H17 2H17 1H18 395401398 Expense to income ratio (%) 41.2 40.340.239.8 1H16 2H16 1H17 2H17 1H18 Loans ($bn) & deposit to loan ratio (%) Loans Customer deposit to loan ratio 52.252.552.853.152.7 379 370 360 353 341 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Core earnings ($m) 2,6142,687 2,367 1H16 2H16 1H17 2H17 1H18 2,4522,459 Revenue ($m) 4,417 4,341 1H16 2H16 1H17 2H17 1H18 4,1064,110 4,025 Cash earnings ($m) 1,717 1H16 2H16 1H17 2H17 1H18 1,624 1,552 1,531 1,459

Improving the customer experience through digital and new products

Consumer | 98

Rewarding customers


Everybody likes a little something extra.
Good things are waiting for you

- Westpac Extras Rewards & Offers provides debit and credit card customers with merchant discounts and rewards, via Westpac Live
- Launched in March 2018, ~900k unique visits in first month
- Average $7.5k per week in cashback offers redeemed by customers since launch

Wearables

- Launched PayWear, a wearable, waterproof payments device providing a hands free way to pay without needing to carry a wallet or a phone. 45,000 on issue at March 2018



- ***Fitbit*** MasterCard launched Dec 2017

Payments via Sharing

- ***iMessaging*** Make payments, obtain cardless cash code and share account details using iPhone iMessage app



Making digital easier

- Enabling customers to use internet banking from day 1
- A further 500k accounts elected e-statements during 1H18
- Almost 800k St.George customers elected to receive correspondence electronically in 1H18


Faster access to account balances & simplified login
Login with security number
Quick Balance
Maxi Saver

Concierge tool

- A tablet based tool that allows bankers to identify and attend to customer needs while improving appointment workflow
- Supports the increased digitisation of the branch network and enables banker mobility
- Pilot underway, on track to commence roll out to St.George branches in Second Half 2018

New ways of connecting - Alexa

- Access account balance, recent spending history, and reward points status with Amazon's virtual assistant – Alexa
- Financial market updates available for customers to include in their daily news feed



Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

200

Business Bank, another solid result Business 99 Key financial metrics Change on 2H17 1H17 2H17 1H18 Revenue ($m) 2% 2,467 2,559 2,610 Net interest margin (%) 4bps 2.70 2.74 2.78 (36bps) Expense to income (%) 36.4 36.0 35.6 Customer deposit to loan ratio (%) (23bps) 69.9 71.6 71.4 Stressed assets to TCE (%) 35bps 2.29 2.13 2.48 Key operating metrics Change on 2H17 1H17 2H17 1H18 Total business customers (‘000’s) 1% 1,049 1,073 1,085 Customer satisfaction1 (rank) - =#1 #1 #1 Customer satisfaction - SME1 (rank) - #2 #1 #1 Customers migrated to simplified products (‘000’s) 147 n/a 110 257 1 Refer page 137 for metric definition and details of provider. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1H17 2H17 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 1H18 Cash earnings ($m) Margins up 4bps from improved Increased deposit spreads and repricing of some regulatory and mortgages in the prior year compliance costs 465(9)6(13)1,080 in the commercial portfolio 1,045 958 Higher line fees Lower impaired downgrades Up $35m or 3%

A disciplined 1H18 performance Business 100 36.0 35.6 Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Revenue per FTE ($’000) 826 775 1H16 2H16 1H17 2H17 1H18 811 791 780 Expense to income ratio (%) 36.8 36.336.4 1H16 2H16 1H17 2H17 1H18 Loans ($bn) & deposit to loan ratio (%) Loans Customer deposit to loan ratio 71.671.4 67.168.669.9 152 142146146149 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Core earnings ($m) 1,680 1H16 2H16 1H17 2H17 1H18 1,638 1,5581,570 1,523 Revenue ($m) 2,610 1H16 2H16 1H17 2H17 1H18 2,559 2,4472,467 2,408 Cash earnings ($m) 1,080 1,045 954 958 931 1H16 2H16 1H17 2H17 1H18

Business | 101

Transforming the Business Bank

Investing in bankers

Enabling bankers to build great customer relationships through industry insights, paperless processes, simplified products and innovative technologies



eDocs for Westpac SME bankers

- Launched eDocs to reduce loan deal preparation time and accelerate customer acceptance, resulting in a faster time to cash

Industry insights and risk grading

- Through Optimist, our credit risk management tool, bankers can prepare file reviews more efficiently, better assess customer financial needs and provide insights to customers based on industry benchmarks
- Currently providing this service for the legal sector and rolling out to further industries in 2H18

LOLA for St.George

- Expanded the Group's online lending origination platform (LOLA) to St.George SME bankers
- The system simplifies and speeds up loan origination

Digital for customers

Empowering more customers with online capabilities such as account opening, overdraft access and servicing



Investment in digital capabilities continues to support growth of digital channels

New online capabilities include:

- Ability to open savings or transaction accounts online and unlock a debit card in less than 5 minutes for existing single director and sole trader customers in St.George
- Customers can maintain and update details and manage access to their accounts by third parties. Over 1,000 banker-intensive work requests have been automated

Payment and transaction solutions

Helping customers take and make payments, meet cash flow shortfalls and manage payables and receivables



Presto Smart

- An integrated payment solution enabling merchants to link payments from a range of sources to their payment terminal
- Removes the need for manual input and reconciliations and speeds up the sales process

Targeted product range

- Continue to streamline and simplify deposit products, making it easier for customers and bankers
- 147,000 customers moved to simpler deposit products in 1H18

Simpler merchant pricing

- Launched a simpler pricing plan for St.George customers' merchant terminals

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

BT Financial Group | 102

BTFG, a leading wealth provider responding to industry change

Cash earnings ($m)


Loans up 8%, deposits up 7%, average funds up 8%. Partly offset by margin compression and lower Advice revenue
Higher insurance premiums Retail Life in-force: up 4% H&C GWP: up 4% Lower weather related claims
379
(11)
368
53
26
(12)
(12)
(19)
404
Up $36m or 10%
1H17
Cash earnings impact of BTIM sell down
1H17
Funds Management Income
Insurance income1
Capital and other income2
Expenses
Tax and NCI
1H18

Key financial metrics

	1H17	2H17	1H18	Change on 2H17
Revenue ($m)	1,131	1,124	**1,183**	5%
Expense to income (%)	52.1%	54.3%	**50.8%**	Large
Total funds ($bn) (spot)	191.5	191.4	**197.7**	3%
Loans ($bn) (spot)	19.3	20.1	**20.8**	3%
Deposits ($bn) (spot)	29.7	30.7	**31.7**	3%

Key operating metrics ($m)

	1H17	2H17	1H18	Change on 2H17
Customers with a wealth product[3] (%)	18	18	**18**	(4bps)
Planners (salaried & aligned) (#) (spot)	1,094	1,011	**939**	(7%)
Platform FUA market share[4] (inc. Corp Super) (%)	19	19	**18**	(50bps)
Platform gross flows market share[4] (inc. Corp Super) (%)	20	21	**21**	40bps
Life Insurance market share[5] (%)	12	12	**11**	(40bps)
Life Insurance in-force premiums[6] ($m)	1,030	1,068	**1,276**	19%
H&C insurance market share[7] (%)	6	6	**6**	(20bps)
General Insurance gross written premiums ($m)	250	258	**251**	(3%)

1 Includes $11m of revenue ($4m cash earnings) from the management of Group Insurance for BTFG Corporate Super. 2 Represents income on invested capital required for regulatory purposes primarily for Life Insurance entities. 3 Refer page 137 for wealth metrics provider. 4 Strategic Insight, All Master Funds Admin at Dec 17 (for 1H18), at Jun 17 (for 2H17), at Dec 16 (for 1H17) and represents the BT market share at these times. 5 Strategic Insight (Individual Risk) rolling 12 month average. New sales includes sales, premium re-rates, age and CPI indexation Dec 17. 6 At 1 Jan 18, Westpac Life Insurance Services Limited became the preferred insurer for BTFG Corporate Super members. Life insurance in-force premium at Mar 18 consists $1,000m retail, $276m Group Life Insurance (2H17: $993m retail, $75m Group Life insurance; 1H17: $966 m, $64m Group Life insurance). 7 Internally calculated from APRA quarterly general insurance performance statistics, Dec 17.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

BT Financial Group | 103

Sound fundamentals

Funds ($bn)


Platforms
Superannuation
Packaged funds
Other
169.7
179.2
191.5
191.4
197.7
3.6
3.8
4.0
3.5
3.7
30.6
32.1
38.4
36.4
38.0
33.0
34.4
35.8
36.2
37.4
102.5
108.9
113.3
115.3
118.6
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18

Insurance premiums ($m)


Group in-force premiums
Retail in-force premiums
General Insurance gross written premiums¹
927
973
1,030
1,068
1,276
59
63
64
75
276
868
910
966
993
1,000
245
258
250
258
251
1H16
2H16
1H17
2H17
1H18

Insurance claims rates (%)


General Insurance
Life Insurance
50
34
49
38
71
38
35
35
54
44
1H16
2H16
1H17
2H17
1H18

Retail platforms market share[2,3] (%)


WBC
Peer 1
Peer 2
Avg next top 4
Dec-13
Dec-14
Dec-15
Dec-16
Dec-17

Life insurance lapse rates[3] (%)


WBC
Peer 1
Peer 2
Market Avg
Dec-13
Dec-14
Dec-15
Dec-16
Dec-17

Life insurance market share[3,4] (%)


WBC
Peer 1
Peer 2
Avg next top 4
Dec-13
Dec-14
Dec-15
Dec-16
Dec-17

1 Includes CCI gross written premiums of $16m in 1H18 (2H17:$21m; 1H17:$25m; 2H16:$25m; 1H16:$24m) 2 Retail Platforms market share sourced from Strategic Insight, All Master Funds Admin segment and represents the BT Wealth business market share disclosed in Strategic Insight as at December 2017. 3 Strategic Insights December 2017. 4 Market share is Retail life insurance new sales.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Digitally enhancing customer experiences BT Financial Group 104 search for their lost super in 60 seconds insurance policies are now Funds rolled over customers access to more in 1H18 131 active on Panorama 8%3 online sales superannuation product that launched on solutions Tablet and mobile capability be more involved in managing their investments BT Assure is a tool delivering new front end online service solutions for Life insurance products (SOA) produced in 5 CANSTAR Innovation customer outcomes and advisor productivity TFN on file, usage allowed 1 As at 26 April 2018. 2 For strategies covered under BT Assure. 3 Change is on 1H18 vs 1H17. 4 Canstar April 2018. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Customer offering enhancements Digitising insurance BT Super Check allows customers to $267m Home and contents (H&C) 41%3 with results straight to their phone through Super Check accessible online providing H&C online sales BT Super Invest is a direct sophisticated and tailored 13 March 2018 and allows customers to Super Invest accounts Motor and travel since launch1 launched in June 2017 Statement of Advice New claims & product admin platform; Winner of the advice digitally improving days2 Excellence Digital interface with medical Award4 professional; launch of Medical e-Certificate – ‘e-Cert’. “Best HNW Private Banking Company – Australia & Excellence Award in Wealth ” – International Finance Awards “Outstanding Private Bank $1M - $10M plus – Westpac Private Bank” – Australian Business Banking Awards “Heron Partnership - 5 Star Quality Rating” – awarded to Asgard Elements, eWRAP and Infinity Super and Pension “World Finance Global Insurance Award” – World Finance, 3rd year running “Life Insurance Company of the Year”-Australian Insurance Awards “Best Claims Outcome & Customer Experience” – Australian Insurance Awards “Underwriting team of the Year” - AFA/Strategic Insights Awards “Best Application Process” - AFA/Strategic Insights Awards

Panorama: an innovative wealth for customers and advisors management system BT Financial Group 105 Investors on Panorama (#) online, such as SMSFs system 312% A direct investment offer, Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack SMSF funds on Panorama (#) 5,332 145% Sep-16 Mar-17 Sep-17 Mar-18 4,305 3,217 2,173 Up Advisers using Panorama (#) 1,584 834 Sep-16 Mar-17 Sep-17 Mar-18 1,355 969 Up 90% One CoreOne of the first platforms to operating support complex account types •$9.4bn - FUA on the Panorama platform • “Click to Chat” – enhancing digital capabilities Investments integrated with Westpac Live SMSFs Unique end-to-end solution from establishment, administration to reporting Super Personal Super for advised and direct customers Insurance Investment, superannuation and pension with integrated insurance “Best Technology Offering” 2018 Conexus Financial Superannuation Awards 17,608 11,778 6,640 4,274 Up Sep-16 Mar-17 Sep-17 Mar-18 FUA on Panorama ($m) 9,363 244% Sep-16 Mar-17 Sep-17 Mar-18 6,713 3,936 2,719 Up

WIB performance reflects continued disciplined execution Westpac Institutional Bank 106 Key financial metrics Change on 2H17 1H17 2H17 1H18 Revenue ($m) 1,614 1,421 1,424 - Net interest margin (NIM) (%) 1.56 1.62 1.58 (4bps) 41.6 47.9 47.4 (45bps) Expense to income ratio (%) Customer deposit to loan ratio (%) 137.6 124.3 130.0 large Stressed assets to TCE (%) 0.59 0.55 0.52 (3bps) Key operating metrics Change on 2H17 1H17 2H17 1H18 Customer revenue1 / total revenue (%) 78.5 86.7 87.1 40bps Trading revenue / total revenue (%) 15.2 5.0 11.3 large Revenue per FTE ($’000)2 888 791 794 - Deposits ($bn) 98.5 92.1 98.9 7% 1 WIB customer revenue is lending revenue, deposit revenue, sales and fee income. Excludes trading, derivative valuation adjustments and Hastings. 2 Excludes Westpac Pacific revenue and FTE. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1H17 2H17 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 1H18 Cash earnings ($m) Disciplined growth in lending (up 3%) and deposits (up 7%) NIM 4bps lower Higher markets income Continued sound offset by the timing of asset quality 629 fees in Hastings 5303 flat 5 94551 Up $21m or 4%

Westpac Institutional Bank | 107

Maintaining focus on returns, balance sheet in good shape

Disciplined balance sheet management

WIB deposits ($bn)


98.5
92.1
98.9
Mar-17
Sep-17
Mar-18

WIB net loans and RWA ($bn)


Net loans
RWA
71.6
81.7
74.1
78.2
76.1
77.3
Mar-17
Sep-17
Mar-18

Deposits

- Deposits up 7% due to growth in Australian term deposits and offshore term deposits, supporting lending growth in Asia

Net loans

- 3% increase in loans primarily reflects lending to support customers in Asia

Margin

- Net interest margin declined 4 basis points to 1.58% primarily from the full period impact of the Bank Levy (3 basis points)

ROE

- Continued balance sheet and RWA discipline reflected in 1H18 return on average equity 12.6% (2H17: 11.7%)

Expense control

- Expenses down 1% reflecting both ongoing discipline and productivity initiatives, including refinement of the division's operating model

WIB expenses ($m)


671
680
675
Mar-17
Sep-17
Mar-18

Portfolio stress remains at historically low levels

- WIB portfolio continues to see low levels of stress
- Impaired assets to TCE 0.04%, down 3bps, with no new large impaired assets emerging over 1H18
- Impairment provisions to impaired assets Mar-18: 63.7% Sep-17: 46.5% Mar-17: 66.6%

Stressed exposures as a % of TCE


Watchlist & substandard
90+ days past due and not impaired
Impaired
4.6
2.6
2.1
1.2
0.9
0.8
0.9
0.6
0.5
Sep-10
Sep-11
Sep-12
Sep-13
Sep-14
Sep-15
Sep-16
Sep-17
Mar-18

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Westpac Institutional Bank | 108

Building on the strength of our franchise with a focus on transactional banking and liquidity management

Franchise Strength

Service

- ✓ Banker to 91% of the ASX top 100
- ✓ 99.8% transactional banking retention rate[1]
- ✓ Largest banker to the Australian/NZ public sector, providing significant scale and ability to reinvest in capabilities

Efficiency

- ✓ Developing solutions for customers to enhance data management capabilities and increase efficiency
- ✓ Digitising sales, service, and back-office processes
- ✓ Market-leading straight through processing for FX transactions

Innovation

- ✓ Track record of delivering innovative industry and policy solutions
- ✓ Significant transactional banking investment
- ✓ Partnering with fintechs to deliver new technologies and increase delivery speed

First Half 2018

Service

Retained Government contracts

- Victorian Government extended its banking contract with Westpac for a further 2 years

Public infrastructure expertise

- Lead arranger and underwriter on Melbourne's $6 billion Metro Tunnel Project PPP and lead arranger on the $1.8 billion Western Roads Upgrade PPP

Supporting infrastructure development

- More than $1 billion new funding commitments supporting over $9.5bn in capital investment in Australian infrastructure and energy projects

Committed to clean energy targets

- Leading bank supporting new large scale renewable energy projects (by funding commitments)[2]
- Financed over 800MW of new renewable energy projects, which when complete, will generate electricity to power over 500,000 homes

Efficiency

Enhanced liquidity and working capital management

- New digital liquidity management platform will make it easier for corporate and institutional customers to manage their liquidity and working capital
- Customers will have the capabilities of a bank "in-house", including account opening, liquidity transfers between subsidiaries and other legal entities, intra-day sweeps, payments and collections
- Will provide a single view of cash positions across the whole organisation
- Giving greater flexibility and control over banking through an intuitive, user-friendly interface

First to market with Corporate Loan Portal

- Online portal providing customers with greater visibility and control over their loans, now with 150 customers in the pipeline

Innovation

Insights-driven analytics

- Westpac Institutional Data Analytics is partnering with State Governments, providing data science services to support transport infrastructure planning and the promotion of key industries including tourism
- 150 APIs developed through Qvalent in the last year to enable flexibility and customisation of payments, receivables, and reconciliation reporting

New technologies

- Successful testing of bank guarantees using distributed ledger technology

Payment solutions for Government and Education sectors

- Over 1 million online transactions processed for the NSW Department of Education in 2017, almost double 2016 volumes
- Enables parents in more than half of all NSW schools to make online payments, reducing cash in schools and cash handling costs

1 Transactional banking relationships retention rate defined as the percentage of transactional relationships at the start of 1H18 that were retained through to the end of the period. 2 Source: IJ Global League Tables.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

NZ transformation delivering New Zealand 109 Key financial metrics Change on 2H17 1H17 2H17 1H18 facilities in 2H17 not repeated mortgages and business lending, Revenue (NZ$m) 1% 1,098 1,151 1,166 Net interest margin (%) 6bps 1.96 2.09 2.15 (113bps) Expense to income (%) 44.4 41.3 40.1 Customer deposit to loan ratio (%) 233bps 74.2 75.5 77.9 Stressed assets to TCE (%) 2.41 2.06 1.86 (20bps) Key operating metrics Change on 2H17 1H17 2H17 1H18 Customers (#m) 1.36 1.35 1.36 0.01 Branches 170 169 164 (5) Consumer NPS1 6 2 9 +7 Business NPS1 10 5 17 +12 Agri NPS1 43 54 52 (2) FUM and FUA (NZ$bn) (spot) 9.7 10.1 10.3 2% Service quality – complaints (000’s) 11.4 9.6 8.5 (11%) 1 Refer page 137 for metric definition. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 1H17 2H17 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 1H18 Cash earnings (NZ$m) Loans up 2%, deposits up 5%. Margins higher from repricing of Write-backs from large partly offset by lower deposit spreads 23(8)7(67) 508 463 19482 Productivity savings and lower transformation costs partly offset by business as usual cost increases Down $26m or 5%

New Zealand key metrics1 New Zealand 110 676 653 635 1.96 1 All figures in NZ$ unless otherwise indicated. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Net interest margin (%) 2.182.132.092.15 1H16 2H16 1H17 2H17 1H18 Expense to income ratio (%) 44.4 42.3 1H16 2H16 1H17 2H17 1H18 42.8 41.3 40.1 Loans ($bn) & deposit to loan ratio (%) Loans Customer deposit to loan ratio 76.676.674.275.577.9 7275777779 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 Core earnings ($m) 698 611 1H16 2H16 1H17 2H17 1H18 Revenue ($m) 1,1511,166 1,132 1,110 1H16 2H16 1H17 2H17 1H18 1,098 Cash earnings ($m) 508 434 1H16 2H16 1H17 2H1 1H18 452463 482

Improving the digital customer experience

New Zealand | 111

Business digital experience

- Single online business banking platform, Westpac One Business, developed. Pilot commenced in November 2017, with additional functionality to be rolled-out in 2H18
- Application programming interface (API) platforms enables business customers to complete customer initiated secure online payment transactions one business

Consumer digital experience

- Value Me program launched in 1H18, providing customers with personalised banking solutions and recommendations based on individual banking behaviour
- Launched Wes (our online chat-bot), in October 2017, which responds to customer questions in real-time. Personalised account query functionality is being developed



Declining branch transactions

- 3.4% of financial transactions[1] for WNZL are completed via a branch, compared with NZ average of 4.1% and UK average 7.8%[2]
- Transformation supported by our people, customer education programs, digital ambassadors and learning tools



Digitally active customers (#'000's)



723
736
758
772
791
Up 4%
1H16
2H16
1H17
2H17
1H18

Digital sales[3] (% of total sales)



18
16
18
26
26
Up 8ppts
1H16
2H16
1H17
2H17
1H18

OTC[4] transactions



3.4m
3.1m
2.7m
2.4m
2.2m
Down 19%
1H16
2H16
1H17
2H17
1H18

1 Financial transactions refers to customer initiated withdrawals, deposits, transfers and payments across all channels. 2 Source: Finalta Sales Effectiveness Benchmark Study 2017. 3 Digital sales have been restated to reflect all consumer products including Wealth. 4 OTC is over-the-counter.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Balance sheet drivers Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack New Zealand deposits (NZ$bn) New Zealand customer deposits (NZ$bn) and % of total New Zealand net loans (NZ$bn) New Zealand customer loans (NZ$bn) and % of total 112 New Zealand 76.5 77.3 0.9 0.9 79.1 Mar-17 Sep-17 Consumer Business Mar-18 28 30 32 17 15 15 12 13 15 57 58 62 Mar-17 Sep-17 Mar-18 Transaction Savings Term deposits 51 25 24 Up 1% Up 5% 46 47 48 2 2 2 29 28 29 77 77 79 Mar-17 Sep-17 Mar-18 Business Personal Mortgage 60 3 37 Up 1% Up 2% 56.8 58.4 1.2 2.0 61.6 Mar-17 Sep-17 Consumer Business Mar-18 Up 5% Up 2%

Stressed exposures lower as dairy portfolio improves

New Zealand | 113

Business stressed exposures as a % of New Zealand business TCE


Impaired
90+ day past due not impaired
Watchlist & substandard
15.6
12.8
0.2
2.6
13.2
9.6
0.3
3.4
6.8
4.4
0.2
2.2
4.9
3.2
0.3
1.5
3.3
2.3
0.0
0.9
3.6
2.3
0.1
1.1
3.4
2.4
0.2
0.8
3.7
2.9
0.1
0.7
5.5
5.0
0.0
0.5
5.3
4.8
0.2
0.4
4.4
4.0
0.1
0.3
3.9
3.4
0.1
0.4
Sep-10
Sep-11[1]
Sep-12
Sep-13
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
10
14
4
5
8
59
Property
Manufacturing
Agriculture, forestry & fishing
Wholesale trade
Construction
Other

Agribusiness portfolio

	Mar-17	Sep-17	Mar-18
TCE (NZ$bn)	8.6	8.9	**8.9**
Agriculture as a % of total TCE	8.0	8.2	**8.0**
% of portfolio graded as 'stressed'[2]	16.9	13.5	**12.1**
% of portfolio in impaired	0.44	0.41	**0.50**

Milk price & Fonterra dividend[3] (NZ$)


Kg Ms
Dividend
Milk price
Westpac Economics forecast
$10
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
0.25
4.40
0.40
3.90
0.40
6.12
0.30
6.55
0.40
6.50
2014/15
2015/16
2016/17
2017/18
2018/19

Summary

- Dairy portfolio's risk grade profile is improving following favourable milk price movements
- Focus remains on supporting existing dairy customers with proven long-term financial viability
- Expect portfolio to continue improving as high milk price translates to cash flow although some land-price risks are evident

1 Large reduction in stressed exposures from Sep 2011 to Sep 2012 due primarily to transfer of WIB assets during 2012. 2 Includes impaired exposures. 3 Source: Fonterra.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Consumer asset quality in good shape Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Unsecured consumer 90+ day delinquencies (%) Mortgage loss rates each half (%) Mortgage 90+ day delinquencies (%) Mortgage portfolio LVR1 (%) of portfolio 1 LVR based on current loan property value at latest credit event. 114 New Zealand Mortgages 90+ day delinquencies 0.16 0.0 0.5 1.0 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 0.86 0.0 0.5 1.0 1.5 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12 Mar-13 Sep-13 Mar-14 Sep-14 Mar-15 Sep-15 Mar-16 Sep-16 Mar-17 Sep-17 Mar-18 45% 23% 24% 5% 3% 0<=60 60<=70 70<=80 80<=90 90+ 92% of mortgage portfolio less than 80% LVR days past due 0 0.00 0.05 0.10 0.15 0.20 0.25 2H10 1H11 2H11 1H12 2H12 1H13 2H13 1H14 2H14 1H15 2H15 1H16 2H16 1H17 2H17 1H18 Rise due to operational issue in collections

Economics

Australian economic snapshot Economics 116 Australian economy key statistics (latest available as at April 2018) Housing GDP (end calendar 2017) Westpac Economics Forecast (end calendar 2018) 2.4% 2.7% Unemployment Rate Westpac Economics Forecast (end calendar 2018) 5.5% 5.5% Sources: Reuters, Westpac Economics Sources: ABS, Westpac Economics Inflation Westpac Economics Forecast (end calendar 2018) 1.9% 2.1% Cash Rate Westpac Economics Forecast (end calendar 2018) 1.50% 9 1.00 1.50% AUD/USD4 Westpac Economics Forecast (end calendar 2018) US$0.76 US$0.74 Sources: ABS, RBA, Westpac Economics. Sources: RBA, Westpac Economics. 1 Non-residential building is both private and public. Infrastructure ex-mining is both private and public and excludes imports. Mining investment excludes imports. Westpac estimates. 2 Average RBA core CPI is average of seasonally adjusted trimmed mean & weighted median CPI ex tax changes & WBC estimate of carbon price impact. 3 Includes WCFI+BI commodities index, 2 year swap spread and NFD to GDP. 4. As at 27 April 2018. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack AUD forecast to move lower USD' fair value' band 1.20to 1.10 0.90 0.80 0.70 0.60 0.50 0.40 Apr-94 Apr-98 Apr-02 Apr-06 Apr-10 Apr-14 Apr-18 AUD/USD actual & forecast3 fc/s end 201 Inflation remains subdued2 %yr Avg RBA core CPI % qtr (rhs)% qtr 8 Headline CPI %yr (lhs)3.2 72.8 62.4 52.0 41.6 31.2 20.8 10.4 00.0 -1-0.4 Mar-96 Sep-01 Mar-07 Sep-12 Mar-18 Avg  RBA core CPI %yr (lhs) f/cs Global backdrop mostly positive Index Westpac global trade PMI 60 JPMorgan global manufacturing PMI 55 50 45 40 35 30 Mar-98 Mar-02 Mar-06 Mar-10 Mar-14 Mar-18 Australian investment cycles offsetting1  $bn Business construction ex mining Westpac f/cs 28 Mining investment*to end 2019 24 20 16 12 8 4 0 Dec-93 Dec-01 Dec-09 Dec-17 * ex imports

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Australian and New Zealand economic forecasts 117 Calendar year Key economic indicators (%) as at April 2018 2017 2018E 2019F World GDP1 3.8 3.9 3.7 Australia GDP2 2.4 2.7 2.5 Private consumption2 2.9 2.6 2.5 Business investment2,3 5.8 3.0 3.5 Unemployment – end period 5.5 5.5 5.6 CPI headline – year end 1.9 2.1 1.9 Interest rates – cash rate 1.50 1.50 1.50 Credit growth, Total – year end 4.9 4.2 3.7 Credit growth, Housing – year end 6.3 4.8 4.0 Credit growth, Business – year end 3.2 4.0 4.0 New Zealand GDP2 2.9 2.7 3.0 Unemployment – end period 4.5 4.5 4.7 Consumer prices 1.6 1.7 1.5 Interest rates – official cash rate 1.75 1.75 2.00 Credit growth – Total4 6.5 4.9 4.2 Credit growth – Housing4 7.4 5.2 3.6 Credit growth – Business4 6.6 5.4 5.6 Source: Westpac Economics. 1 Year average growth rates. 2 Through the year growth rates. 3 Business investment adjusted to exclude the effect of public sector purchases of public assets. 4 NZ credit forecasts are for growth over the calendar year. Economics

Australian economic outlook Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Positive but uneven business conditions Australian private sector credit growth (% ann) Contributions to GDP growth (ppts) Consumer spending constrained by slow income growth 118 Sources: NAB survey, Westpac Economics. -30 -20 -10 0 10 20 30 Mar-06 Mar-08 Mar-10 Mar-12 Mar-14 Mar-16 Mar-18 net bal. Goods related Consumer sectors Business services 3 month moving avg. deviation from avg. Australian consumer spending (% ann) vs labour income (% ann) Australian business conditions (net balance) Sources: ABS, Westpac Economics. -2 -1 0 1 2 3 -2 -1 0 1 2 3 Consumer^ Mining * Non-mining investment Public Net exports GDP ppts ppts 2015 2016 2017 2018f 2019f ^ incl. housing * mining investment Sources: ABS, Westpac Economics. -4 -2 0 2 4 6 8 10 Dec-97 Dec-01 Dec-05 Dec-09 Dec-13 Dec-17 % ann Labour income Consumption Consumption long run avg: 3.3%yr Sources: RBA, Westpac Economics. % ann -10 -5 0 5 10 15 20 25 Mar-94 Mar-98 Mar-02 Mar-06 Mar-10 Mar-14 Mar-18 Housing Total credit Business Forecasts to end 2019 Economics

New South Wales and Victoria continue to outperform other States Economics 119 NSW and Victoria 58% of population and employment index index Sources: ABS, Westpac Economics Relative size of States (Share of Australia, 2016/17, %) GSP Population Employment 35 Exports 33 32 32 24 23 10 11 4 2 2 2 1 NSW Victoria Queensland WA SA Tasmania Sources: ABS, Westpac Economics 1. Real, financial years, experimental estimates Sources: ABS, Westpac Economics Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 6 7 7 26 26 18 20 20 20 14 14 Activity picking up in NSW and Victoria1 $bn Non-mining Business investment ($bn) 60 50 40 30 20 10 0 1993199720012005200920132017 New South Wales Queensland Victoria Western Australia Jobs growth strongest in NSW and Victoria Labour market conditions by State (index) 118118 114114 110110 106106 102102 9898 9494 Mar-10 Mar-13 Mar-16 Mar-10 Mar-13 Mar-16 Queensland Western Australia South Australia *First 6mths = 100 New South Wales Victoria

Jobs being created, although weak income growth remains a headwind Economics 120 5 5 Sources: ABS, Westpac Economics. Sources: ABS, Westpac Economics. 800 800 600 600 6 6 Agriculture 8 Sources: ABS, Westpac Economics. Sources: ABS, Westpac Economics. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Job gains in low wage sectors ‘000 Cumulative change in industry employment (‘000)‘000 Business services Other 400400 200200 00 -200-200 Mar-11 Mar-1 3 Mar-15 Mar-17 Mar-11 Mar-13 Mar-15 Mar-17 Public admin Manufacturing Household services Mining Construction Goods distribution Services employ a large part of the Australian workforce Australian employment by sector 2017 (%) Services Mining 60% 1527 Manufacturing Construction 9 Transport, Utilities Wholesale, Retail Household services 13 Health, Social Assistance Education 133 Public Administration 13 Finance Business services Jobs momentum slowing % ann Employment (% ann)% ann * smoothed Employment, %yr* 44 33 22 11 00 -1-1 -2-2 Mar-06 Mar-08 Mar-10 Mar-12 Mar-14 Mar-16 Mar-18 3 month chg, annls'd* Australian wage inflation remains low %yr Australian wage inflation (%, yr) 8Aus private sector wages 7 6 5 4 3 2 1 0 Dec-99 Dec-01 Dec-03 Dec-05 Dec-07 Dec-09 Dec-11 Dec-13 Dec-15 Dec-17 Mining industry wages

The Australian housing market has cooled Economics 121 Dwelling prices cooling Change in Australian dwelling prices (annual %) ann% ann% 30 30 25 25 20 20 15 15 10 10 prudential -5 -5 5 5 0 0 Sources: CoreLogic, Westpac Economics. -5 -5 -10 -10 Apr-10 Apr-12 Apr-14 Apr-16 Apr-18 Sources: CoreLogic, Westpac Economics. Dwelling prices are all dwellings, 6mth annualised growth. % Change last 3mths (Apr-18) % Change YoY (Apr-18) Avg since 2007 Capital city Pop’n Sydney 4.8m Down 1.2% Down 3.4% Up 5.7% Melbourne 4.5m Down 0.7% Up 3.7% Up 5.5% Brisbane 2.3m Down 0.1% Up 0.9% Up 1.1% Perth 1.9m Up 0.1% Down 2.3% Down 0.6% Sources: CoreLogic, Westpac Economics. Sources: ABS, CoreLogic, Westpac Economics. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack dwelling prices Unit pricing outperforming detached houses Dwelling prices by property type %(%, 3month annualised, seasonally adjusted by Westpac)% 4040 3535 3030 2525 2020 1515 1010 55 00 -5 prudential -5 -10-10 -15 -15 Apr-10 Apr-12 Apr-14 Apr-16 Apr-18 Houses Units macro-tightening Sydney Melbourne Brisbane Perth Price decline felt most in the top 25% of house prices Dwelling prices by property value ann %(annual %, all dwellings, seasonally adjusted by Westpac)ann % 4040 3535 3030 2525 2020 1515 1010 55 00 -10-10 -15-15 Apr-10 Apr-12 Apr-14 Apr-16 Apr-18 Top 25% Middle 50% Bottom 25% macro-tightening

Housing supply/demand fundamentals remain sound Economics 122% 400 400 6 250 250 150 150 50 50 Sources: ABS, Westpac Economics. Dwelling stock is net of demolitions – implied by Census data. Sources: REIA, Westpac Economics 4 4 Sep-08 Sep-11 Sep-14 Sep-17 Sep-08 Sep-11 Sep-14 Sep-17 Sources: ABS, RBA, Westpac Economics. Sources: ABS, Westpac Economics Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Population growth remains high in Australia Population growth (% ann) % ann% ann 33 22 11 00 WA Qld SA 1.7 0.9 0.6 NSW Vic Australia 2.4 1.6 1.6 Dwelling approvals down from 2016 highs Dwelling approvals (‘000 month, annualised) Private approvals Trend SA 240240 200200 160160 120120 8080 Feb-98 Feb-02 Feb-06 Feb-10 Feb-14 Feb-18 RBA easing cycles Aggregate supply/demand fundamentals remain positive ‘000 Population versus dwelling stock (annual average change ‘000)‘000 450 Population Total increase in dwellings 450 350350 300300 200200 100100 00 1950s 1960s 1970s 1980s 1990s 2000s Last 6 yrs Next 4yrs high rise Rental vacancy rates remain tight in Sydney and Melbourne Rental vacancy rates (%, quarterly, seasonally adjusted by Westpac) 8 Sydney Brisbane 7 6.5 5 4 3 2 1 0 Mar-88 Mar-93 Mar-98 Mar-03 Mar-08 Mar-13 Mar-18 Melbourne Perth National average since 1980 2.8 2.1 2.0

Impact of macro-prudential measures across Australian industry Economics 123% 16 8 4 Source: APRA, RBA, Westpac Economics Sources: RBA, Westpac Economics. APRA 30% % Sources: ABS, APRA, RBA, Westpac Economics. Sources: ABS, APRA, RBA, Westpac Economics Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Lower new flow of interest only loans Interest only housing loans 6010% investor interest only new 50 40 30 20 10 0 Outstanding loans credit growth limit flow limit New loans 32.7 15.2 Lower new flow of high LVR loans %High LVR housing loans 25 20 15 10 5 0 80-90%90%+ 13.6 7.2 Change in composition of housing credit Australian housing credit growth (6mth % change annualised) Total 10% limit on investment 30% limit on interest Investor 12 77 84 2 0 Mar-12 Mar-13 Mar-14 Mar-15 Mar-16 Mar-17 Mar-18 property annual portfolio growth only originations Owner-occupier 7. 5. 2. Introduction of differentiated mortgage pricing % Mortgage interest rates (major bank average) 7.5 7.0 6.5 25 6.0 5.80 5.80 5.5 5.20 5.0 Mar-13 Mar-14 Mar-15 Mar-16 Mar-17 Mar-18 Own-occ. - principal and interest Own-occ. - interest only Investor - principal and interest Investor - interest only 6.

Australian household balance sheets Economics 124 Deteriorate mortgage 100 40 Mar-83 Mar-88 Mar-93 Mar-98 Mar-03 Mar-08 Mar-13 Mar-18 Sources: ABS, RBA, Westpac Economics Sources: RBA, Westpac Economics. 1400 1200 600 Sources: ABS, RBA, Westpac Economics. Sources: ABS, RBA, Westpac Economics. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Higher income households have increased borrowings %Australian household debt-to-income ratios by income quintile (%) 250 200 150 100 50 0 1st 2nd 3rd 4th 5th 2002200620102014 Australian household net wealth has also increased % Annual household disposable income %Total assets Jun-07 Since Jun-07:% 12001000 1000800 800 600 400400 200200 00 Dec-82 Dec-87 Dec-92 Dec-97 Dec-02 Dec-07 Dec-12 Dec-17 Dec-22 Total liabilities Total net worth +117pts +89pts +28pts Housing affordability: all dwellings (% income required to service mortgage of 75% median dwelling, all regions) 35 30 25 20 15 10 If mortgage rate was 1% higher Improve 10yr avg Long run avg Estimates based on capital cities prior to 1993 Australian household debt to income ratio remains high Australian households debt to income ratio (%) Total (gross) debt Forecasts 200 180 160 140of deposits 120 udes funds 80 accounts – 60nce peak 20988 0 -20 -40 Dec-87 Dec-92 Dec-97 Dec-02 Dec-07 Dec-12 Dec-17 Total debt net of offset account send 2019 Total debt net of all deposits* Trend since Jun-07 Debt net also excl held in offset 16pts si * Westpac Economics estimates prior to 1

Australia’s high rise apartment market – past the peak although supply still coming online Economics 125 Population Total increase in dwellings 450 300 200 Sources: REIA, Westpac Economics. Dwelling stock is net of demolitions – implied by Census data. Source: RBA, CoreLogic. 35 35 41% 10% Sources: ABS, Westpac Economics 1 Estimated proportion of approved dwellings completed by months after approval. Note that not all approved dwellings are completed, reflecting both cancellations and reductions in project size. Also, ‘high rise’ projects often have significant delays between approval and commencement. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Projected dwelling completions, major metro areas Dwelling completions by capital city (‘000s, rolling 6mth totals) ‘000s Non-high rise Other high rise High rise top 5 areas ‘000s 3030 2525 2020 1515 1010 55 00 Dec-06 Dec-12 Dec-18 Dec-06 Dec-12 Dec-18 Dec-06 Dec-12 Dec-18 Sydney Melbourne Brisbane/SEQ Projected Projected Projected 11% 10% 18% 71% 18% 73% 48% Aggregate supply/demand fundamentals remain positive ‘000 Population versus dwelling stock (annual average change ‘000)‘000 400 350gh 250 150 100 50 0 1950s 1960s 1970s 1980s 1990s 2000s last 6 yrs next 4yrs hi rise Dwelling construction: indicative completion times1%% 100 100 90 90 80 80 70 70 60 60 50 50 40 40 30 30 20 20 10 10 0 0 0 12 24 36 48 60 Detached houses Low-mid rise High rise Average construction time for ‘high rise’ about 2-2½ yrs

New Zealand economic snapshot Economics 126 Key economic statistics FY17 FY18f Change % % GDP annual average growth1 3.0% 2.7% (30bps) Inflation rate 1.9% 1.6% (30 bps) Official cash rate (OCR) 1.75% 1.75% - Unemployment rate 4.6% 4.4% (20 bps) Dairy payout (ex dividend)2 $6.12 $6.55 $0.43 Source: Statistics NZ, Westpac Economics Source: RBNZ, Westpac Economics 70 0.60 55 45 Source: Statistics NZ, Westpac Economics Source: Statistics NZ, Westpac Economics 1 For year to September. 2 Seasons ended May. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Unemployment has trends down to around neutral levels %Unemployment rate (%)% 88 66 44 22 00 2005 2007 2009 2011 2013 2015 2017 2019 Forecast Low rates keeping downward pressure on NZD NZD/USD, NZD/AUD and TWI F’cast 1.00 90 85 0.90 80 0.80 75 0.70 65 60 0.50 50 0.40 40 2005 2008 2011 2014 2017 NZD/USD NZD/AUD TWI (right axis) Firm growth in recent years, but momentum has faded GDP (%) 66 44 22 00 -2-2 2005 2007 2009 2011 2013 2015 2017 2019 Qtr % chg Annual average % change Forecast

New Zealand economy: growth to slow

Economics | 127

Drivers of GDP growth in recent years are dissipating

- After expanding at a firm pace in recent years, New Zealand GDP growth has cooled, and it is expected to soften further over the next few years
- The new Labour-led Government is planning an additional $8.4bn of new operating spending over the next four years, the majority of which will be spent on health and education. This will require an additional $7bn of net core Crown debt over the next four years
- The Government is also planning to introduce a range of regulatory changes targeting areas such as the housing and labour markets. These policies are likely to dampen economic activity, offsetting some of the boost from fiscal spending
- The Government is planning a suite of policy changes over the coming years aimed at cooling the housing market. This includes restrictions on foreign buyers, an extension of the 'bright line' test for capital gains, and the ring-fencing of losses on investment properties. These policies will weigh on house prices over the coming years, and will have a significant dampening effect on consumer spending
- Strong net migration has been a key driver of demand growth in recent years. Migration flows are still elevated, but have started to ease back. Net migration is set to fall further before the closer of the decade as earlier arrivals depart. Potential policy changes could reinforce this slowdown
- There is a large amount of residential and non-residential building work planned nationwide. However, construction activity has flattened off at a high level due to tighter credit conditions, limited availability of skilled labour and the softening housing market. The level of activity is expected to remain elevated for an extended period, but increases are expected to be gradual
- Post-earthquake reconstruction in the South Island is well advanced and has been gradually winding down
- There has been broad based strength in NZ's commodity prices. However, prices are expected to soften over the coming year. Tourist inflows remain strong
- Borrowing rates are expected to remain low for an extended period

Large pipeline of construction work, increases to be gradual


$bn
Construction spending (annual $bn)
$bn
Construction (excl. quake costs)
Canterbury rebuild
Kaikoura earthquake costs
Forecast
40
35
30
25
20
15
10
5
0
2005
2008
2011
2014
2017
2020
2023

Source: Westpac Economics estimates

Migration cycle has started to turn down


000s
Net migration (annual '000s)
000s
Total
New Zealanders
Other
Forecast
75
50
25
0
-25
-50
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
2020

Source: Statistics NZ, Westpac Economics

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

New Zealand economic indicators Economics 128 6 6 Source: ANZ, Westpac Economics Source: Statistics NZ, Westpac Economics Kg Ms $10 8 8 Source: Fonterra, Westpac Economics Source: RBNZ, Westpac Economics Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11 2011/12 2012/13 2013/14 2014/15 2015/16 2016/17 2017/18 2018/19 RBNZ on hold, offshore factors pursuing rates higher %Interest rates (%)% 10 10 9 9 7 7 6 6 5 5 4 4 3 3 2 2 1 1 2001 2005 2009 2013 2017 2021 90 day bank bill rate 2 year swap rate 5 year swap rate Forecast Milk price payout at average levels Dairy payout and dividend ($/Kg Ms) Milk price Dividend $8 $6 $4 $2 $0 F’cast Inflation off its lows, sustained return to target elusive %Inflation (%)% Forecast 5 5 4 4 3 3 2 2 1 1 0 0 2007 2009 2011 2013 2015 2017 2019 CPI inflation CPI excluding petrol Commodity prices remain firm NZ export commodity price index (world prices) Index 500 Meat, skins & wool Forestry Dairy 450 400 350 300 250 200 150 100 50 2006 2008 2010 2012 2014 2016 2018

New Zealand housing market to be dampened by policy changes Economics 129 Source: REINZ Source: REINZ Investors below 70% LVR Investors above 70% LVR 50 eased Source: RBNZ Source: REINZ, RBNZ, Westpac Economics Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Index = 100 in 2008 Index = 100 in 2008 Macro prudential policies have eased… %Investors’ share of new mortgage lending (%) LVR 40 30 20 10 0 Aug-14 Feb-15 Aug-15 Feb-16 Aug-16 Feb-17 Aug-17 Feb-18 Tax, LVR tightened LVR tightened …further easing likely if property market slows further %New Zealand house debt statistics% 20(% of households’ disposable incomes) 175 15 15 0 10 125 5 100 075 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 Spending on debt servicing Household liabilities (right axis) Lower mortgage rates have boosted housing demand… New Zealand house prices by region (index) 220220 200200 180180 160160 140140 120120 100100 8080 Jan-08 Jan-10 Jan-12 Jan-14 Jan-16 Jan-18 Canterbury Wellington Auckland …but a period of softness is expected New Zealand house prices (nationwide, %) 20 Forecast 20 15 15 10 10 5 5 0 0 -5-5 -10-10 -15-15 2008 2010 2012 2014 2016 2018 2020

Appendix and Disclaimer

Appendix 1: Cash earnings adjustments

Appendix and Disclaimer | 131

Cash earnings adjustment	1H17 $m	2H17 $m	1H18 $m	Description
Reported net profit	3,907	4,083	4,198	Net profit attributable to owners of Westpac Banking Corporation
Amortisation of intangible assets	73	64	17	Identifiable intangible assets arising from business acquisitions are amortised over their useful lives, ranging between four and twenty years. This amortisation (excluding capitalised software) is a cash earnings adjustment because it is a non-cash flow item and does not affect cash distributions available to shareholders. The last of these intangible assets were fully amortised in December 2017
Fair value (gain)/loss on economic hedges	7	62	37	The unrealised fair value (gain)/loss on FX hedges of future NZ earnings and accrual accounted term funding transactions are reversed in deriving cash earnings as they may create a material timing difference on reported results but they do not affect the Group's cash earnings over the life of the hedge
Ineffective hedges	(4)	20	9	The unrealised (gain)/loss on ineffective hedges is reversed in deriving cash earnings for the period because the gain or loss arising from the fair value movement in these hedges reverses over time and does not affect the Group's profits over time
Partial Sale of BTIM shares	-	(171)	-	During Second Half 2017 the Group recognised a gain, net of costs, associated with the partial sale of shares in BTIM. Consistent with the treatment of prior gains from sale, this gain has been treated as a cash earnings adjustment given its size and that it does not reflect ongoing operations. The Group has indicated that it may sell the remaining 10% shareholding in BTIM at some future date. Any future gain or loss on this shareholding will similarly be excluded from the calculation of cash earnings.
Treasury shares	34	(13)	(10)	Under AAS, Westpac shares held by the Group in the managed funds and life businesses are deemed to be Treasury shares and the results of holding these shares can not be recognised in the reported results. In deriving cash earnings, these results are included to ensure there is no asymmetrical impact on the Group's profits because the Treasury shares support policyholder liabilities and equity derivative transactions which are re-valued in determining income
Cash earnings	**4,017**	**4,045**	**4,251**	

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Appendix 2: Sustainability Appendix and Disclaimer 132 Bloomberg Gender Equality Index Network on Disability’s Inaugural the 2016 Women in Banking and 1 As at 31 December 2017. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Inclusion and diversity recognition1 Included in the 2018 #1 Bank in Top 10 Australian Access and Inclusion Index Employer of Choice by The Workplace Gender Equality Agency for the 8th consecutive year Awarded Employer of the Year at Finance Awards Named as Australia’s 2016 Employer of the Year for LGBTI Inclusion in the Australian Workplace Equality Index Awards Sustainability indexes1 Number one bank globally in 2017, for the 4th year in a row and the 10th time since the index was established Included in the 2016 Global 100 Most Sustainable Corporations in the World, January 2016 Member of the FTSE4Good Index, of which Westpac has been a member for over 10 years, announced in April 2017 Member of the MSCI Global ESG Leaders index Member of the STOXX 2016/2017 Global ESG Leaders Indices for the fourth consecutive year Industry awards1 Awarded Gold Class ranking in RobecoSAM’s 2018 Sustainability Yearbook Achieved highest “Leading” rating for the tenth consecutive year for disclosure of sustainability risks in 2017 Recognised in the 2017 CDP to achieve Leadership level for our response to climate change, announced in October 2017 Reconfirmed as a constituent of the Ethibel Sustainability Index (ESI) Excellence Global, announced March 2018 Achieved a Prime status rating and identified as a leading performer of sustainability since 2014

Appendix 2: Sustainability

Appendix and Disclaimer 133

Key commitments and partnerships[1]

The Equator Principles Founding Adopter, First Australian Bank (2003)	**UN Environment Program Finance Initiative** Founding Member (1991)	**UN Sustainable Development Goals** CEO Statement of Commitment (2015)	**United Nations Global Compact** Signatory (2002), Global Compact Network Australia Founding Member
Banking Environment Initiative Founding signatory (2012)	**Principles for Responsible Investment** Signatory (2007)	**Global Investor Coalition Statement on Climate Change** Signatory (2014)	**The Montreal Carbon Pledge** Signatory (2014)
Climate Bonds Initiative Partner	**Carbon Markets Institute** Corporate Member	**We Mean Business Coalition** Signatory (2015)	**Climate Action 100+** Signatory (2018)
Carbon Neutral Certification Since 2012	**Supply Nation** (for Indigenous owned businesses) Founding member (2016)	**WeConnect International** (for women owned businesses) (2014)	**Social Traders** (for social enterprises) Member of Connect (2016)

1 As at 31 December 2017.

Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Appendix 3: Definitions Appendix and Disclaimer 134 Consumer Bank (CB) is responsible for sales and service to consumer customers in Australia under the Westpac, St.George, BankSA, Bank of Melbourne and RAMS brands. Activities are conducted through a dedicated team of specialist consumer relationship managers along with an extensive network of branches, call centres and ATMs. Customers are also supported by a range of internet and mobile banking solutions. CB also works in an integrated way with Business Bank, BTFG and WIB in the sales and service of certain financial services and products including in wealth and foreign exchange. The revenue from these products is mostly retained by the product originator BT Financial Group (Australia) (BTFG) is the Australian wealth management and insurance arm of the Westpac Group providing a broad range of associated services. BTFG’s funds management operations include the manufacturing and distribution of investment, superannuation and retirement products, wealth administration platforms, private wealth, margin lending and equities broking. BTFG’s insurance business covers the manufacturing and distribution of life, general and lenders mortgage insurance. The division also uses third parties to manufacture certain general insurance products. In managing risk across all insurance classes the division reinsures certain risks using external providers. In addition to the BT brand, BTFG operates a range of financial service brands along with the banking brands of Westpac, St.George, Bank of Melbourne and BankSA for Private Wealth and Insurance. Consumer Bank BTFG Business Bank (BB) is responsible for sales and service to micro, SME and commercial business customers in Australia for facilities up to approximately $150 million. The division operates under the Westpac, St.George, BankSA and Bank of Melbourne brands. Customers are provided with a wide range of banking and financial products and services to support their borrowing, payments and transaction needs. In addition, specialist services are provided for cash flow finance, trade finance, automotive and equipment finance, property finance and treasury. The division is also responsible for consumer customers with auto finance loans. BB works in an integrated way with Consumer Bank, BTFG and WIB in the sales and service of select financial services and products including corporate superannuation, foreign exchange and interest rate hedging. The revenue from these products is mostly retained by the product originator Westpac New Zealand is responsible for sales and service of banking, wealth and insurance products for consumers, business and institutional customers in New Zealand. Westpac conducts its New Zealand banking business through two banks in New Zealand: Westpac New Zealand Limited, which is incorporated in New Zealand and Westpac Banking Corporation (New Zealand Branch), which is incorporated in Australia. Westpac New Zealand operates via an extensive network of branches and ATMs across both the North and South Islands. Business and institutional customers are also served through relationship and specialist product teams. Banking products are provided under the Westpac brand while insurance and wealth products are provided under Westpac Life and BT brands, respectively. New Zealand also maintains its own infrastructure, including technology, operations and treasury Business Bank Westpac NZ Westpac Institutional Bank (WIB) delivers a broad range of financial products and services to commercial, corporate, institutional and government customers with connections to Australia and New Zealand. WIB operates through dedicated industry relationship and specialist product teams, with expert knowledge in financing, transactional banking, and financial and debt capital markets. Customers are supported throughout Australia as well as via branches and subsidiaries located in New Zealand, the US, UK and Asia. WIB is also responsible for Westpac Pacific currently providing a range of banking services in Fiji and PNG. WIB works in an integrated way with all the Group’s divisions in the provision of more complex financial needs including across foreign exchange and fixed interest solutions This segment provides centralised Group functions including Treasury, Technology and Core Support (finance, human resources etc.). Costs are partially allocated to other divisions in the Group, with costs attributed to enterprise activity retained in Group Businesses. This segment also reflects Group items including: earnings on capital not allocated to divisions, earnings from non-core asset sales, earnings and costs associated with the Group’s fintech investments and certain other head office items such as centrally raised provisions WIB Group Businesses or GBU Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Appendix 3: Definitions Appendix and Disclaimer 135 Capital ratios As defined by APRA (unless stated otherwise) The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI’s capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADI’s must maintain an NSFR of at least 100% Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5 Net stable funding ratio (NSFR) Risk weighted assets or RWA As defined by APRA (unless stated otherwise). Tier 1 capital divided by ‘exposure measure’ and expressed as a percentage. ‘Exposure measure’ is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures Includes facilities where: Leverage ratio • contractual payments of interest and / or principal are 90 or more calendar days overdue, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days (including accounts for customers who have been granted hardship assistance); or an order has been sought for the customer’s bankruptcy or similar legal action has been instituted which may avoid or delay repayment of its credit obligations; and the estimated net realisable value of assets / security to which Westpac has recourse is sufficient to cover repayment of all principal and interest, or where there are otherwise reasonable grounds to expect payment in full and interest is being taken to profit on an accrual basis. Internationally comparable regulatory capital ratios are Westpac’s estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled “International capital comparison study” dated 13 July 2015 Internationally comparable ratios 90 days past due and not impaired • • An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%, effective 1 January 2015. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario Liquidity coverage ratio (LCR) These facilities, while in default, are not treated as impaired for accounting purposes Loans not found to be individually impaired or significant will be collectively assessed in pools of similar assets with similar risk characteristics. The size of the provision is an estimate of the losses already incurred and will be estimated on the basis of historical loss experience for assets with credit characteristics similar to those in the collective pool. The historical loss experience will be adjusted based on current observable data. Included in the collectively assessed provision is an economic overlay provision which is calculated based on changes that occurred in sectors of the economy or in the economy as a whole High quality liquid assets (HQLA) Assets which meet APRA’s criteria for inclusion as HQLA in the numerator of the LCR Collectively assessed provisions or CAPs Committed liquidity facility (CLF) The RBA makes available to Australian Authorised Deposit-taking Institutions a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Appendix 3: Definitions Appendix and Disclaimer 136 Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cashflow, and the net realisation of value of assets to which recourse is held and includes: Total committed exposures (TCE) • facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; non-accrual assets: exposures with individually assessed impairment provisions held against them, excluding restructured loans; restructured assets: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; and any other assets where the full collection of interest and principal is in doubt Average interest-earning assets (AIEA) The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance for the period Cash earnings per ordinary share Cash earnings divided by the weighted average ordinary shares (cash earnings basis) Impaired assets • • Core earnings Net operating income less operating expenses Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. The full-time equivalent of one FTE is 76 hours paid work per fortnight • • Net interest margin (NIM) Calculated by dividing net interest income by average interest-earning assets Net tangible assets per ordinary share Net tangible assets (total equity less goodwill and other intangible assets less minority interests) divided by the number of ordinary shares on issue (reported) Provisions raised for losses that have already been incurred on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement Individually assessed provisions or IAPs Weighted average ordinary shares (cash earnings) Weighted average number of fully paid ordinary shares listed on the ASX for the relevant period Stressed assets Watchlist and substandard, 90 days past due and not impaired and impaired assets Women in Leadership refers to the proportion of women (permanent and maximum term) in leadership roles across the Group. It includes the CEO, Group Executive, General Managers, senior leaders with significant influence on business outcomes,(direct reports to General Managers and their direct reports), large (3+) team people leaders three levels below general manager, and Bank and Assistant Bank Managers Women in Leadership Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Appendix 3: Definitions Appendix and Disclaimer 137 Data based on Roy Morgan Research, Respondents aged 14+ and 12 month rolling. Wealth penetration is defined as the proportion of Australians who have a Deposit or Transaction Account, Mortgage, Personal Lending or Major Card with a Banking Group and also have Managed Investments, Superannuation or Insurance with the same Banking Group. Note: Westpac and St.George use Managed Investments, Superannuation or Insurance with Westpac Group Net Promoter Score measures the net likelihood of recommendation to others of the customer’s main financial institution. Net Promoter ScoreSM is a trademark of Bain & Co Inc., Satmetrix Systems, Inc., and Mr Frederick Reichheld. Using a scale of 0 to 10 (0 means ‘extremely unlikely’ and 10 means ‘extremely likely’), the 0-6 raters (detractors) are Net Promoter Score or NPS Australian customers with wealth products metrics provider deducted from the 9-10 raters (promoters) NPS – overall consumer Source: DBM Consultants Consumer Atlas, March 2016 – March 2018, 6MMA. MFI customers Westpac includes Westpac, BT, Challenge Bank, Rothschild, ASGARD, and Sealcorp. St.Georgebrands include St. George, Advance Bank, BankSA, Bank of Melbourne, Dragondirect, RAMS. Westpac Group includes Westpac, St. George, Advance Bank, ASGARD, BankSA, Bank of Melbourne, BT, Challenge Bank, Dragondirect, RAMS, Rothschild, and Sealcorp. Peers includes: ANZ Group, CBA Group and NAB Group NPS – overall business Source: DBM Consultants Business Financial Services Monitor, March 2016 – March 2018, 6MMA. MFI customers, all businesses Source: DBM Consultants Business Financial Services Monitor, March 2016 – March 2018, 6MMA. MFI customers, SME businesses. SME businesses are those organisations with annual turnover under $5 NPS – SME The Customer Satisfaction score is an average of customer satisfaction ratings of the customer’s main financial institution for business banking on a scale of 0 to 10 (0 means ‘extremely dissatisfied’ and 10 means ‘extremely satisfied’) Customer satisfaction or CSat million (excluding Agribusinesses) Source: 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Respondents are asked about likelihood to recommend their main bank to family and friends on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) NPS Consumer (Westpac NZ) CSat – overall consumer Source: DBM Consultants Consumer Atlas, March 2016 – March 2018, 6MMA. MFI customers Source: 6 month rolling Business Finance Monitor data (survey conducted by Kantar TNS among businesses with an annual turnover of $5 to $150 million). Respondents are asked about likelihood to recommend their main business bank to business colleagues and associates on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) CSat – overall business Source: DBM Consultants Business Financial Services Monitor, March 2016 – March 2018, 6MMA. MFI customers, all businesses NPS Business (Westpac NZ) 3 month rolling Retail Market Monitor data (survey conducted by Camorra Research). Main bank customers are asked to rate the overall level of service they receive from their main bank on a scale of 1 (poor) to 5 (excellent). Results represent the % of customers who rate the service as either 4 (very good) or 5 (excellent), excluding “don’t know” C Sat (Westpac NZ) 6 month rolling Agri Market Monitor data (survey conducted by Key Research). Respondents are asked about likelihood to recommend their main business bank to business colleagues, friends or family on a scale of 1 (extremely unlikely) to 10 (extremely likely). Net Promoter Score is represents % of Promoters (recommend score of 9 or 10) minus % of Detractors (recommend score of 1 to 6) NPS Agri (Westpac NZ) The ranking refers to Westpac Group’s position relative to the other three major Australian banking groups (ANZ Group, CBA Group and NAB Group) Westpac Group rank Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack

Investor Relations Team Contact us 138 www.westpac.com.au/investorcentre Head of Investor Relations Director Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack Equity Investor Relations Andrew Bowden Nicole Mehalski Annual reports Presentations and webcasts +61 2 8253 4008+61 2 8253 16675 year financial summary andrewbowden@westpac.com.au nicole.mehalski@westpac.com.au Prior financial results Debt Investor Relations Jacqueline Boddy Louise Coughlan Director Director (Rating Agencies) +61 2 8253 3133+61 2 8254 0549 jboddy@westpac.com.au lcoughlan@westpac.com.au Retail Shareholder Investor Relations Danielle Stock Jillian Maxwell Senior Manager Senior Manager +61 2 8253 0922+61 2 8253 6556 danielle.stock@westpac.com.au jillian.maxwell@westpac.com.au Or email: investorrelations@westpac.com.au

Disclaimer 139 The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Cash earnings is a non-GAAP measure. Refer to Westpac’s 2018 Interim Financial Results (incorporating the requirements of Appendix 4D) for the six months ended 31 March 2018 available at www.westpac.com.au for details of the basis of preparation of cash earnings. Refer to slide 36 for an explanation of cash earnings and Appendix 1 slide 131 for a reconciliation of reported net profit to cash earnings. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements about matters that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, ‘aim’, or other similar words to identify forward-looking statements. These forward-looking statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those which we expect, depending on the outcome of various factors. Factors that may impact on the forward-looking statements made include, but are not limited to, those described in the Section titled ‘Risk factors' in Westpac’s 2018 Interim Financial Results for the six months ended 31 March 2018 (or Annual Report for the year ended 30 September 2017) available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation to update any forward-looking statements contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation. Westpac Group 2018 Interim Results Presentation & Investor Discussion Pack